As filed with the Securities and Exchange Commission on February 7, 2006


                                     Investment Company Act File No. 811-21803

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              -------------------

                                   FORM N-2


                       REGISTRATION STATEMENT UNDER THE                / /
                        INVESTMENT COMPANY ACT OF 1940
                                Amendment No. 3                        /X/
                              -------------------


                       The Campbell Multi-Strategy Trust
              (Exact Name of Registrant as Specified in Charter)
                              -------------------

                    210 West Pennsylvania Avenue, Suite 770
                            Towson, Maryland 21204
                   (Address of Principal Executive Offices)

                                (410) 296-3301
             (Registrant's Telephone Number, including Area Code)
                              -------------------

                               Bruce L. Cleland
                       The Campbell Multi-Strategy Trust
                    210 West Pennsylvania Avenue, Suite 770
                            Towson, Maryland 21204
                           Telephone: (410) 296-3301
                    (Name and Address of Agent for Service)
                              -------------------


          Thomas P. Lloyd, Esq.                 Michael J. Schmidtberger, Esq.
CAMPBELL & COMPANY INVESTMENT ADVISER LLC              SIDLEY AUSTIN LLP
 210 West Pennsylvania Avenue, Suite 770              787 Seventh Avenue
         Towson, Maryland 21204                 New York, New York 10019-6018
                              -------------------



==============================================================================

                               EXPLANATORY NOTE

     This Registration Statement on Form N-2 has been filed by The Campbell Multi-Strategy Trust (the "Trust" or "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940. However, common units of beneficial interest in the Registrant ("Shares") are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by (1) U.S. investors that are "accredited investors" as defined in Rule 501 under the 1933 Act and "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940 and (2) non United States persons. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in the Registrant.

     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.



                                    PART A
                               February 7, 2006


                       THE CAMPBELL MULTI-STRATEGY TRUST

     Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A, and Items 25.2.h, 25.2.l, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2. No reference is made to inapplicable Items pursuant to Rule 495(c) under the 1933 Act.

Item 3.1.  Fee Table

Shareholder Transaction Expenses:
   Maximum Placement Fee (percentage of subscription amount) (1)         2.00%

Annual Expenses (as a percentage of net assets):


Management Fees
   Management Fee (2)                                                    2.00%
   Performance Fee (20% of net profits, quarterly) (3)                   1.73%

Other Fees and Expenses
   Service Fee (4)                                                       2.00%
   Brokerage Costs (5)                                                   2.00%
   Custody Fees (6)                                                      1.00%
   Offering Costs (7)                                                    0.75%
   Administrative Expenses (8)                                           0.50%
   Dividend Expense (9)                                                  1.00%

       Total Annual Expenses                                            10.98%
----------------------

     (1) In connection with initial and additional subscriptions, placement agents may charge investors a placement fee of up to 2.00% of such investor's subscription amount. This fee is payable directly to the placement agent and is in addition to the amount of any subscription to the Trust.
     (2) In consideration of the advisory and other services provided by Campbell & Company Investment Adviser LLC (the "Adviser"), the Trust pays the Adviser a monthly management fee at the annual rate of 2.00% of the Trust's average month-end net assets. The Management Fee is paid in arrears based on the net asset value of the Trust at the end of each month.
     (3) The Trust pays the Adviser a quarterly performance fee in the amount of 20% of the aggregate cumulative appreciation (if any) of the Trust's net assets, including interest income, and as adjusted for subscriptions and repurchases, on a cumulative high water mark basis. The Performance Fee of 1.73% has been included in the Fee Table based on the Performance Fee paid as a percentage of net assets in 2004. Because the Performance Fee is not charged as a percentage of net assets, it will vary from year to year and is impossible to predict. However, the Performance Fee may increase the total amount of fees paid by the Shareholders.
     (4) The Trust will pay a monthly Service Fee to the Distributor at the annual rate of 2.00% of the aggregate amount of the average month-end net asset value per Share of all the Shares sold by the Distributor or its agents.

     (5) The Adviser estimates brokerage costs to fluctuate between 1.00% and 3.00%, with an estimated average of 2.00%.
     (6) The Custody Fee is estimated based on the current level of the Trust's net assets. It is epxected that as the Trust's net assets increase, the Custody Fee, expressed as a percentage of net assets, will decrease.
     (7) The Adviser has agreed to cap the total annual offering costs of the Trust at 0.75%. Actual annual offering costs may be lower.
     (8) The Adviser has agreed to cap the total annual administrative expenses of the Trust at 0.50%. Actual administrative expenses may be lower.
     (9) The Trust anticipates that dividend expenses paid will be substantially offset by dividend income received.




Example(1)(2)                                                             1 year     3 years     5 years    10 years
                                                                       ----------- ----------- ---------- -----------
An investor would pay the following expenses on a $1,000
investment, assuming (1) total annual expenses of 9.25%,
(2) a 5% annual return throughout the periods, and (3) tender
at the end of the period.                                                   $91        $262         $419       $756



---------------------------


(1) Expenses depicted in the Example above do not include amounts payable by the Trust pursuant to the Performance Fee, as no Performance Fee would generally be earned by the Adviser at a 5% annual return. However, it is possible that a Performance Fee could be paid in any single quarter notwithstanding a 5% annual return and any such Performance Fee would increase the amount of fees paid by the Shareholders. Because the Performance Fee is not charged as a percentage of net assets it will vary from year to year and is impossible to predict. See "Investment Advisory and Other Services".


(2) In connection with initial and additional subscriptions, selling agents may charge investors a placement fee of up to 2.00% of such investor's subscription amounts. This fee is payable directly to the selling agent and is in addition to the amount of any subscription to the Trust.

     The Fee Table is intended to assist investors in understanding the various costs and expenses that an investor in the Trust will bear directly or indirectly. The Example should not be considered a representation of past or future expenses or annual rates of return, and actual expenses or annual rates of return may be more or less than those assumed for purposes of the Example.

Item 8.  General Description of the Registrant

     1. General. The Trust, which is registered under the Investment Company Act of 1940 ("1940 Act") as a closed-end, non-diversified, management investment company, was converted to a statutory trust under the laws of the State of Delaware on June 28, 2005. The Trust is the successor entity to the Campbell Multi-Strategy Fund L.L.C., which began trading in November 2003. The Trust's principal office is located at 210 West Pennsylvania Avenue, Suite 770, Towson Maryland 21204. Campbell & Company Investment Adviser LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware, is the Trust's investment adviser and provides investment advisory services pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). Responsibility for monitoring and overseeing the Trust's management and operation is vested in the individuals who serve on the Trust's Board of Trustees. See "Management -- Board of Trustees".


     The Trust is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund" or "hedge fund", with those of a registered closed-end management investment company. Private investment funds are commingled asset pools that are often aggressively managed and that offer their securities in private placements without registering their securities under the 1933 Act. They typically impose high minimum subscription requirements and are offered only to a limited number of high net worth individuals and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships or limited liability companies, usually are compensated through asset-based fees and performance-based compensation. In contrast, registered closed-end management investment companies typically are organized as corporations, business trusts or limited liability companies, which generally impose lower minimum subscription requirements and offer their securities publicly to a broader range of investors. The advisers to registered closed-end investment companies typically are compensated through asset-based (but not performance-based) fees.

     The Trust is similar to a private investment fund in that it will be actively managed, Shares will be sold in a continuous private placement solely to high net worth individuals and institutional investors and the Adviser will be entitled to receive performance-based compensation. The Trust differs from a typical private investment fund in that it will permit investments in lower minimum subscription amounts. The minimum initial subscription amount for each new investor in the Trust is $50,000 and the minimum additional subscription amount is $10,000. The structure of the Trust is designed to permit sophisticated investors that have a high tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds. However, as a registered management investment company, the

Trust must comply with the provisions of the 1940 Act and the rules and regulations thereunder. The 1940 Act and such rules and regulations impose limitations and restrictions on the Trust's investment activities that are not applicable to private investment funds which could adversely affect the Trust's performance results. For example, the 1940 Act imposes certain restrictions on the use of leverage by the Trust. More particularly, the 1940 Act and the rules and regulations thereunder restrict the Trust's ability to use futures, forwards, derivatives, short positions and other instruments and techniques to the extent they have the effect of leveraging the Trust by requiring the Trust to segregate liquid assets sufficient to "cover" the leveraged exposure from day to day. These requirements function as a practical limit on the amount of leveraged exposure the Trust may acquire through the use of futures, forwards, derivatives, short positions and other instruments and techniques that have the effect of leveraging the Trust and on the potential increase in the speculative character of the Shares that may result therefrom. Private investment funds typically are not subject to any such limitations. Additionally, these segregation requirements will assure the availability of adequate funds to meet the obligations of the Trust arising from the Trust's investment activities in respect of futures, forwards, derivatives, short positions and other instruments and techniques that have the effect of leveraging the Trust.


     2. Investment Objectives and Policies. The Trust operates as a global investment fund. The Trust's investment objective is to seek capital appreciation over the medium- to long-term through investment in equities, debt instruments, futures-related interests and/or derivative instruments. The investment objective of the Trust is not a fundamental policy of the Trust and may be changed without a vote of the Shareholders upon 60 days' notice to Shareholders. There can be no assurance that the Trust will achieve its investment objectives or that its return will be positive over any period of time.


     The Trust will invest pursuant to the Adviser's Multi-Strategy Portfolio which combines multiple trading models, each of which employs discrete style, timing and market characteristics. The allocation and selection of trading models included in the Multi-Strategy Portfolio is dynamic and, subject to the limitations set forth herein, may change at the sole discretion of the Adviser and without notice to Shareholders. The Multi-Strategy Portfolio, in the aggregate, maintains exposure to a range of markets and strategies. The Adviser anticipates that the allocation and selection of trading models included in the Multi-Strategy Portfolio will vary over time based upon both quantitative and qualitative analyses of the investment potential and diversification benefits afforded to the entire portfolio by the addition or subtraction of a specific trading model (or trading models), or a reallocation among trading models.

     The allocation of the Trust's assets between the trading of equity securities, futures and forwards will be determined in the sole discretion of the Adviser. It is currently anticipated that the Trust will allocate approximately 30% of its total assets to equity securities trading. It is expected that the Trust may increase the percentage of total assets allocated to equity securities trading to as much or more than 50%. Prospective investors should understand that, from time-to-time, the Trust may allocate substantially more than 30% of its total assets to equity securities trading, or that the allocation to equity securities trading may be less than the range described above.


     The following is a list of trading models utilized by the Multi-Strategy Portfolio in the past. The trading models utilized by the Multi-Strategy Portfolio and their relative weighting within the overall portfolio may change at any time and there can be no assurance that the Multi-Strategy Portfolio will include some or any of the following models in the future.

     o Diversified Trend-Following models that use trend-following methods to attempt to participate in intermediate to long-term trends. The main parametric differences between the trend-following models are time-horizon and sensitivity to risk.

     o Energy sector models whereby signals are derived from an advanced statistical methodology using a broad array of data.

     o Equity Indices models include models that use both fundamental and price factors to analyze top-down market behavior to trade a group of highly liquid global equity index futures and models that use statistical techniques to exploit short-term mis-pricings in smaller sets of equity index futures.

     o Equity Long/Short models that employ statistical arbitrage and value-based approaches to exploit both mean-reversion and trending behavior.

     o Fixed Income models that utilize both fundamental and price-based factors to trade short-term and long-term global interest rate futures.

     o    Foreign Exchange models that use both price and non-price factors.

     The Trust will rely on the ability of the Adviser to develop and implement successful investment strategies, and prospective investors should therefore consider that their return will be largely dependent on the ability of the Adviser to develop and implement investment strategies which perform well over time.

     The Adviser manages assets based upon, among other things, quantitative techniques and risk management guidelines, and seeks to maintain an appropriate level of diversification among both the markets traded and the strategies utilized. The Trust, however, is considered a non-diversified company under the 1940 Act and may thus concentrate its assets in fewer issuers than a fund that is organized as a "diversified" company under the 1940 Act.

     The following sets forth a general description of some of the investment instruments in which the Trust intends to establish positions from time to time. Prospective investors are cautioned to carefully review the section entitled "General Description of the Registrant-Risk Factors" for a more detailed discussion of the principal risks that the Adviser believes are associated with an investment in the Trust.

     Equity Securities. The Trust may invest in small, medium and large capitalization companies. The Trust may also, from time to time, engage in short sales of securities, or take positions in illiquid securities or acquire securities which subsequently become illiquid. In some cases, the Trust may invest in distressed securities and/or private equity transactions, which tend to be illiquid and may be difficult to value. The Trust may invest in both domestic and foreign equity securities.

     Fixed Income Securities. The value of fixed income securities in which the Trust may invest will change in response to fluctuations in interest rates. The Trust may invest in a variety of fixed income securities, including, but not limited to, government issues, corporate issues, high yield debt, zero coupon bonds and deferred interest bonds. Certain types, issues and grades of fixed income securities may experience greater volatility in market value due to changes in interest rates and tend to be more sensitive to general or shifting economic conditions. There are no restrictions on the quality, duration or maturity of the fixed income securities in which the Trust may invest.

     Futures Contracts. Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract or has "bought" the contract. A futures trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders invariably offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or "open" positions.

     Futures contracts are traded on U.S. and foreign futures exchanges in a wide variety of underlying instruments, including, but not limited to, agricultural products, metals, energies, livestock products, government securities, currencies, individual securities, and stock market indices. Options on many such futures contracts are also traded on U.S. and foreign futures exchanges.

     Margin. The Trust will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its futures broker, known as "margin", of approximately 2-10% of the futures contract's value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchange alters its margin requirement from time to time, sometimes significantly, based upon a number of factors. For its protection, a futures broker may require higher margins from its customers than the exchange minimum margin requirement. Margin is also deposited in connection with forward contracts, but is not required by any applicable regulation.

     There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to establish a position. The other type of margin is "maintenance" margin. When the contract value of a trader's position falls below a certain percentage, typically about 75% of the value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value. Neither "initial" margin nor "maintenance" margin constitutes leverage.

     Forward Contracts. Currencies and other commodities may be purchased or sold for future delivery through banks or dealers pursuant to forward contracts. Currencies can also be traded pursuant to futures contracts on organized futures exchanges; however, the Adviser uses the dealer market in foreign exchange contracts for most of the Trust's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts (the "bid-ask" spread).

     Unlike futures contracts, forward contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party clearing house. Thus, the Trust is subject to the creditworthiness of the dealers and/or counterparties with whom it maintains all assets and positions relating to the Trust's forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

     The Commodity Futures Trading Commission (the "CFTC") does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in forward contracts may, from time to time, be illiquid and the Trust's trading results may be adversely affected.

     Options. An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the "striking", "strike" or "exercise" price). The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

     The purchase price of an option is referred to as its "premium". The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

     A call option is said to be "in the money" if the striking price is below current market levels, and "out of the money" if the striking price is above current market levels. Conversely, a put option is said to be "in the money" if the striking price is above current market levels, and "out of the money" if the striking price is below current market levels.

     Options have a limited lifespan. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option's intrinsic value and market value is referred to as the "time value" of the option.

     Swaps. Swap agreements are a type of derivative. The Trust may enter into various types of swap agreements including, but not limited to, interest rate swaps, credit default swaps and total return swaps.

     Investment Restrictions. The investment objective of the Trust is not a fundamental policy of the Trust and may be changed without a vote of the Shareholders upon 60 days' notice to Shareholders. However, the Trust has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Trust's outstanding voting securities, as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of security holders, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or of more than 50% of the outstanding voting securities, whichever is less.

     If a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Trust's total assets, unless otherwise stated herein, will not constitute a deviation from the restriction or policy. Under the fundamental investment restrictions the Trust may not:

     o Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities). For purposes of this restriction, none of the Trust's investments in the futures, forwards and options markets are deemed to be an investment in a single industry.

     o Issue senior securities to the extent such issuance would violate applicable law.

     o Underwrite securities of other issuers, except insofar as the Trust technically may be deemed an underwriter under the 1933 Act in selling portfolio securities.

     o Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Trust may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law or any exemptive relief granted by the Commission and the guidelines set forth in the Trust's registration statement, as it may be amended from time to time.

     o    Borrow money, except to the extent permitted by applicable law.

     o Purchase or sell real estate, except that, to the extent permitted by applicable law, the Trust may invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein.


     o The Trust may not take or make actual delivery of commodities. The Trust may invest in commodities futures contracts, forward contracts or options. The Trust will enter into equal but offsetting positions to avoid any delivery obligations under commodities futures contracts, forward contracts or options.


     The Adviser will not cause the Trust to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law.


     3. Risk Factors. The discussion set forth below of the various risks associated with an investment in the Trust is not intended to be a complete explanation of the risks involved in an investment in the Trust. The discussion does, however, summarize the principal risks that should be considered before investing in the Trust. Prospective investors should read this entire Registration Statement and the Second Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and consult with their own legal, tax, financial and other advisors before deciding whether to invest. In addition, as the investment program of the Trust may change over time, an investment in the Trust may be subject to risk factors not described herein and, perhaps, not yet known as of the date hereof.


     General Investment Related Risks

     There are certain general market conditions in which any given investment strategy is unlikely to be profitable. The Adviser will not have any ability to control or predict such market conditions. The Trust is subject to certain general risks relating to its investment strategies, including, but not limited to, the following:

     Equities. Equities purchased by the Trust may involve substantial risks and may be subject to wide and sudden fluctuations in market value, with a resulting fluctuation in the amount of profits and losses experienced by the Trust. There are no absolute restrictions with regard to the size or operating experience of the companies in which the Trust may invest.

     o Smaller and Medium Capitalization Companies. The Trust may invest in small to medium capitalization companies. These companies have less ability to withstand adverse market conditions than large issuers, and their securities are often thinly traded and highly volatile in price. While small companies often have good growth potential, they typically involve higher risks because they may lack the management experience, financial resources, product diversification and personnel available to larger companies.

     o Illiquid Securities. The Trust may from time to time take positions in illiquid securities or acquire securities which subsequently become illiquid. Illiquid securities may be difficult to value and the Trust may carry these positions at cost or reserve their value out of the net asset value calculations entirely until liquidated. The Trust may also be unable to close out illiquid positions in order to realize profits or control losses.

     o Distressed Securities. The fact that companies are in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation, means that their securities are likely to be particularly risky investments, although they may also offer the potential for correspondingly high returns. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in general economic climate, economic factors affecting a particular industry, or specific developments within such companies. In addition, there is no minimum credit standard that is a prerequisite to the Trust's investment in any instrument, and a variable portion of the obligations and preferred stock in which the Trust may invest may be less than investment grade.

     Fixed-Income Investments. The value of fixed-income securities in which the Trust may invest will change in response to fluctuations in interest rates. Except to the extent that values are independently affected by currency exchange rate fluctuations, when interest rates decline, the value of fixed-income securities generally can be expected to rise. Conversely, when interest rates rise, the value of fixed-income securities generally can be expected to decline. Investments in lower rated or unrated fixed-income securities, while generally providing greater opportunity for gain and income than investments in higher rated securities, usually entail greater risk (including the possibility of default or bankruptcy of the issuers of such securities).

     Futures, Forwards and Options Trading

     o Futures, Forwards and Options Trading Is Volatile. Futures, forwards and options prices are highly volatile. Price movements of futures, forwards and options contracts are influenced by such factors as: changing supply and demand relationships; weather; government agricultural, trade, fiscal, monetary and exchange control programs and policies; and national and international political and economic events. In addition, governments from time to time intervene in certain markets, particularly the currency and interest-rate markets.

     o Futures, Forwards and Options Trading Involves Substantial Leverage. The low margin deposits normally required in futures and forward contracts trading permit an extremely high degree of leverage, margin requirements for futures and forward contracts trading being in some cases as little as 2% of the face value of the contracts traded. Accordingly, the Trust is able to hold positions with face values equal to several times its net assets; therefore, a relatively small price movement in a futures or forward contract may result in immediate and substantial losses to the investor. For example, if at the time of purchase, 10% of the price of the futures or forward contract is deposited as margin, a 10% decrease in the price of the futures or forward contract would, if the contract were then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. The ratio of margin to equity is typically 10% to 20%, but may range from 5% to 30%.

     o Futures, Forwards and Options Trading May Be Illiquid. Most United States commodity exchanges limit fluctuations in futures contract prices during a single day by regulations referred to as "daily limits". During a single trading day no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased to the limit point, positions can be neither taken nor liquidated. Futures interest prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Trust from promptly liquidating unfavorable positions and subject the Trust to substantial losses. Also, the CFTC or exchanges may suspend or limit trading. While daily limits reduce liquidity, they do not reduce ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.

          In addition, the Trust may not be able to execute trades at favorable prices if little trading in the futures, forwards or options involved is taking place. It also is possible that an exchange or the CFTC might suspend trading in a particular contract, order immediate liquidation and settlement of a particular futures interest, or order that trading in a particular futures interest be conducted for liquidation only. Similarly, trading in options on a particular futures interest may become restricted if trading in the underlying futures contract has become restricted. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended.

     o Forwards Trading. The Trust may engage in trading forward contracts in currencies. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at a specified date in the future at a specified price and, therefore, is similar to a futures contract. Such forward contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. Neither the CFTC nor any banking authority regulates trading in such forward contracts. In addition, there is no limitation on the daily price movements of forward contracts. Principals in the forward markets have no obligation to continue to make markets in the forward contracts traded. There have been periods during which certain banks or dealers have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell. The imposition of credit controls by governmental authorities might limit such forward trading to less than that which the Adviser and its affiliates would otherwise recommend, to the possible detriment of the Trust.

         Because performance of forward contracts on currencies is not guaranteed by any exchange or clearinghouse, the Trust is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Trust trades. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Trust to substantial losses. The Trust will trade forward contracts only with banks, brokers, dealers and other financial institutions which the Trust has reasonably determined to be creditworthy.

     o Options Trading Can Be More Volatile Than Futures Trading. The Trust may trade options on futures and forwards. Option trading is speculative and involves a high degree of risk. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. Successful options trading requires a trader to accurately assess near-term market volatility, because such volatility is directly reflected in the price of the options. Correct assessment of near-term volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract. If the Trust purchases a put or a call option, the entire premium paid may be lost. If the Trust writes or sells a put or call option, its loss is potentially unlimited.

     o Possible Effects of Speculative Position Limits. The CFTC and the United States futures and options exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts. All accounts owned or managed by the Adviser and its affiliates, as well as their respective principals, will be combined for speculative position limit purposes. At present, the Adviser believes that established position limits will not materially adversely affect the Trust's trading. However, it is possible that in the future, trading instructions for the Trust may have to be modified and that positions held by the Trust may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the profitability of the Trust.

     Swap Transactions. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity, and may involve interest rates, currencies, securities interests, commodities, and other items. Transactions in these markets present certain risks similar to those in the futures, forwards and options markets: (i) the swap markets generally are not regulated by any United States or foreign governmental authorities; (ii) there generally are no limitations on daily price moves in swap transactions; (iii) speculative position limits are not applicable to swap transactions, although the counterparties may limit the size or duration of positions available as a consequence of credit considerations; (iv) participants in the swap markets are not required to make continuous markets in swap contracts; and (v) the swap markets are "principals" markets, in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearing corporation. As a result, the Trust will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties trading with the Trust.


     On December 21, 2000, the Commodity Futures Modernization Act of 2000 (the "CFMA") was enacted. The CFMA amended the 1933 Act, the Gramm-Leach-Bliley Act (the "GLB Act") and the Securities Exchange Act of 1934 (the "1934 Act"); together with the 1933 Act and the GLB Act, the "Securities Laws"). Under each Securities Law, "swap agreement" is broadly defined to include certain transactions between or among "eligible contract participants" (each such transaction, a "Covered Swap Agreement"). An "eligible contract participant" includes, with important qualifications, banks, savings associations, credit unions, insurance companies, investment companies, commodity pools meeting certain capitalization requirements, business entities that meet specific capitalization requirements and are not formed solely for the specific purpose of becoming an eligible contract participant, employee benefit plans, governmental entities, and broker-dealers, futures commission merchants, introducing brokers and floor traders.


     Each Securities Law sets forth two broad classifications of Covered Swap
Agreement: a "security-based swap agreement", which is a Covered Swap Agreement of which a material term is based on the price, yield, value, or volatility of any security or any group or index of securities, or any interest therein; and a "non-security-based swap agreement", which is any Covered Swap Agreement that is not a security-based swap agreement. Covered Swap Agreements are not "securities" subject to SEC regulation, except that certain anti-fraud and anti-manipulation provisions of the 1933 Act and the 1934 Act (including certain "short-swing" profit rules thereof) apply to security-based swap agreements.

     In addition to amending the Securities Laws, the CFMA amended the Commodity Exchange Act ("CE Act"). Swap transactions may have certain economic characteristics similar to those typically found in commodity futures and commodity option contracts. The term "commodity" is broadly defined under the CE Act to include a variety of enumerated agricultural products, as well as "all other goods and articles . . . and services, rights and interests in which contracts for future delivery are presently or in the future dealt in". Commodity option transactions are prohibited by CFTC regulation from trading over-the-counter unless they are entitled to an exemption from CFTC regulation.

     The CFMA amended the CE Act so that it does not apply to any agreement, contract or transaction in a commodity, other than an agricultural commodity, if the agreement, contract or transaction is entered into only between eligible contract participants, is subject to individual negotiation by the parties, and is not executed or traded on a trading facility (each, an "Excluded Swap Agreement").

     With respect to certain swap transactions subject to CFTC jurisdiction which are not Excluded Swap Agreements, it appears that the "Statement of Policy Concerning Swap Transactions" issued by the CFTC in 1989 (the "CFTC Policy Statement") and the regulations which the CFTC promulgated under the Futures Trading Practices Act of 1992 (the "FTPA Regulations") may operate as a safe harbor or exempt such swap transactions from regulation under the CE Act.

     It is expected that the Trust will engage only in swap transactions which are Covered Swap Agreements, Excluded Swap Agreements, or for which exemptive/safe harbor relief is available to it under the CFTC Policy Statement or the FTPA Regulations.

     Short Sales. Short selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the short seller to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale creates the risk of an unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

     Investing Globally. Issuers are generally subject to different accounting, auditing and financial reporting standards in different countries throughout the world. The volume of trading, the volatility of prices and the liquidity of issuers may vary in the markets of different countries. Hours of business, customs and access to these markets by outside investors may also vary. In addition, the level of government supervision and regulation of the securities exchanges, securities dealers and listed and unlisted companies is different throughout the world. There may also be a lack of adequate legal recourse for the redress of disputes and, in some countries, the pursuit of such disputes may be subject to a highly prejudiced legal system.

     Different markets also have different clearance and settlement procedures. Delays in settlement could result in temporary periods when a portion of the assets of the Trust are uninvested and no return is earned thereon. The inability of the Trust to make intended security purchases due to settlement problems could cause the Trust to miss attractive investment opportunities. The inability to dispose of portfolio securities due to settlement problems could result either in losses due to subsequent declines in value of the portfolio security or, if the Trust has entered into a contract to sell the security, could result in possible liability to the purchaser.


     With respect to different countries, there is a possibility of expropriation or confiscatory taxation, imposition of withholding taxes on dividend or interest payments, limitations on the removal of funds or other assets, managed or manipulated exchange rates and other issues affecting currency conversion, political or social instability or diplomatic developments that could affect investments in those countries. An issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated. The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of each other.


     These risks may be greater in emerging markets.

     Exchange-Rate Risk. The Trust may invest in the securities of foreign issuers, denominated in currencies other than the U.S. dollar. Consequently, the Trust is subject to the exchange-rate risk of the dollar increasing or decreasing in value against the functional currency of such investments.

     The Trust is Highly Speculative and Volatile


     The Trust is a speculative investment, and is not intended to be a complete investment program. Financial instruments, such as those traded by the Trust, have a high degree of price variability and are subject to occasional rapid and substantial changes. Thus, significant amounts can be lost in a brief period of time. The Trust is designed only for sophisticated investors who are able to bear the risk of an investment in the Trust, including the risk of capital loss. There can be no assurance that the Trust will achieve its investment objectives. Prospective investors are cautioned that they could lose all or substantially all of their investment. Prospective investors should understand that the Trust's performance can be volatile. For example, over the past 10 years, other investment funds operated by Campbell & Company, Inc. ("Campbell & Company"), an affiliate of the Adviser, that utilize certain of the multiple trading models that may be utilized on behalf of the Trust, have fluctuated by as much as 13% in value in a single month, and have had multi-month drawdowns of as much as 16%. Additionally, since the inception of Campbell & Company, the largest multi-month drawdown has been 36.4%.


     Past Performance Is Not Necessarily Indicative of Future Results

     No assurance can be given that the Trust will perform successfully in the future inasmuch as past performance is not necessarily indicative of future results. The Adviser's trading systems are continually evolving, and the fact that the Trust and the Adviser have traded successfully in the past does not mean that they will do so in the future.

     Limited Operating History


     The Trust is a recently formed entity and has a limited operating history upon which investors can evaluate its performance. The past performance of the Trust or the Adviser may not be construed as an indication of the future results of an investment in the Trust. As discussed below, the personnel of the Adviser responsible for managing the Trust's investment portfolio have substantial experience in managing investments and private investment funds and have provided and continue to provide advisory and management services to clients and private investment funds that have similar investment programs to that of the Trust. However, the Adviser has not previously managed the investment portfolio of a registered management investment company.

     The Trust is Highly Leveraged

     While certain leverage limitations imposed by the 1940 Act and the Trust's investment policies are described herein, the Trust should be considered highly leveraged and is suitable only for investors with high tolerance for investment risk. Leverage embedded in the various derivative instruments traded by the Trust may result in the Trust holding positions whose face or notional value may be many times the Trust's net asset value. For example, the amount of margin funds necessary to be deposited in order to enter into a futures, forward or option contract position is typically from 2% to 10% of the total face or notional value of the contract. As a result of this leveraging, even a small movement in the price of a commodity can cause a correspondingly large profit or loss. Losses incurred on leveraged investments increase in direct proportion to the degree of leverage employed.


     Quarterly Repurchases of Trust Shares

     The Trust has an interval fund structure, pursuant to which the Trust will conduct quarterly repurchase offers for between 5% and 25% of the Trust's outstanding Shares. Unless offset by new subscriptions, these quarterly repurchases are likely to decrease the overall size of the Trust, which could over time: (i) harm the Trust's investment performance by limiting the extent to which the Trust may invest in illiquid securities; (ii) increase the Trust's expense ratio as the Trust's assets decrease; and (iii) jeopardize the Trust's viability and continued existence. Moreover, there are additional risks associated with the Trust's quarterly repurchase offers, including the risk that: (i) because a repurchase offer will be for 5% to 25% of the Trust's outstanding Shares, if the repurchase offer is over-subscribed, Shareholders may be unable to liquidate all or a given percentage of their investment at net asset value during the repurchase offer; (ii) due to the potential for the Trust to purchase shares on a pro rata basis if the repurchase offer is over-subscribed, some investors may tender more shares than they wish to have repurchased in order to ensure the repurchase of a specific number of shares; and (iii) because the Trust expects, in certain circumstances, to liquidate portfolio investments in order to fund repurchase offers, the need to sell such investments may in turn affect the market for such investments and accordingly diminish the value of the Trust's investments. Furthermore, to the extent the Trust borrows to finance repurchases, interest on such borrowings reduces the Trust's returns. See "Capital Stock, Long-Term Debt, and Other Securities" for more information regarding the interval fund structure.

     The Trust's Investments Could Be Illiquid

     Positions in equities, debt instruments, futures-related interests and/or derivative instruments cannot always be liquidated at the desired price; this can occur when the market is thinly traded (i.e., a relatively small volume of buy and sell orders). Therefore, the Trust may be unable for some time to liquidate certain unprofitable positions, thereby increasing the loss to the Trust from the trade. Disruptions may occur in any market due to political events.

For example, foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, such as energy products or metals. These actions could result in losses to the Trust. A subscription for Shares should be considered only by persons financially able to maintain their investment and who can afford the loss of all or substantially all of such investment.

     The Trust's Service Providers Could Fail

     The institutions, including, but not limited to, the prime broker, the custodian, the futures broker and the forward counterparties, with which the Trust trades or invests may encounter financial difficulties that impair the operational capabilities or the capital position of the Trust. The futures broker is generally required by U.S. law to segregate all funds received from such broker's customers from such broker's proprietary assets. If the futures broker did not do so to the full extent required by law, the assets of the Trust might not be fully protected in the event of the bankruptcy of the futures broker. Furthermore, in the event of the futures broker's bankruptcy, the Trust could be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker's combined customer accounts, even though certain property specifically traceable to the Trust (for example, Treasury bills deposited by the Trust with the futures broker as margin) was held by the futures broker. Furthermore, dealers in forward contracts are not regulated by the CE Act and are not obligated to segregate customer assets.

     Counterparty and Settlement Risks


     Certain markets in which the Trust effects transactions may be in over-the-counter ("OTC") or "interdealer" markets, and may also include unregulated private markets. The participants in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the "exchange based" markets. This exposes investors to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Trust to suffer a loss. Such "counterparty risk" is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Adviser has concentrated the Trust's transactions with a single or small group of counterparties. The Adviser is not restricted from dealing with any particular counterparty or from concentrating any or all transactions with one counterparty. However, the Adviser seeks to minimize credit risk primarily by dealing with counterparties that it believes are creditworthy. The ability of the Adviser and the Trust to transact business with any one or number of counterparties, the lack of any meaningful and independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Trust.



     Reliance on the Adviser's Discretion and Trading Models

     The Trust's success depends on the ability of the Adviser to develop and employ proprietary trading models across equities, debt instruments, futures-related interests and/or derivative instruments.

     The Adviser can provide no assurance that its efforts or the proprietary trading models that it employs will be successful, that it will always recognize each situation in which the models' signals should or should not be used, or that such use or non-use of such signals will increase the Trust's profits or minimize its losses. The discretionary authority of the Adviser may have a significant actual effect on the Trust's performance (positive or negative).

     Use of the models is unlikely to be successful unless the algorithms underlying the models are correct and remain correct in the future. Because the algorithms are based on perceived relationships between changes in technical and quantitative variables and prices or other fundamental factors, they will likely be unsuccessful in generating profitable trading signals to the extent that such perceptions are inaccurate.

     To the extent that the algorithms do not reflect certain factors that may influence prices of the underlying instruments, major losses may result. For example (one of many possible examples, not all of which are known), a pending political event not accounted for in the algorithms of the models may be very likely to cause a major price movement, but the Trust might well continue to maintain positions that would incur major losses as a result of such movement if the models indicated that it should do so.

     The models may be more effective with certain underlying instruments than with others, or may not work at all with respect to certain instruments. To the extent that the models generate signals for instruments for which it does not provide optimal analysis, diminished returns or increased losses may result.


     The data used in developing the models may not reflect the changing dynamics of the markets. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once successful strategies becoming outdated. Not all of these factors can be identified, much less quantified.


     The Adviser continues to test and evaluate the models, as a result of which the models may be modified from time to time. As a result of such periodic modifications, it is possible that the trading strategies used by the Adviser in the future may be different from the strategies presently in use, or that which were used in the past. Any modification of the models will not be subject to any requirement that Shareholders receive notice of the change or consent to it. There can be no assurance as to the effects (positive or negative) of any modification on the Trust's performance. No assurance can be given that the trading strategy to be used by the Adviser will be successful under all or any market conditions.

   Trend-Following Components of the Models

     In the past, there have been periods without discernible trends in the markets in which the Trust trades and, presumably, such periods will continue to occur in the future. Any factor which would lessen the prospect of major trends occurring in the future (such as increased governmental control of, or participation in, the markets) may reduce the prospect that certain models utilized by the Adviser will be profitable in the future. Moreover, any factor which would make it more difficult to execute trades at desired prices in accordance with the signals of the models (such as a significant lessening of liquidity in a particular market) would also be detrimental to profitability. Further, many advisers' trading methods utilize similar analyses in making trading decisions. Therefore, bunching of buy and sell orders can occur, which makes it more difficult for a position to be taken or liquidated. No assurance can be given that the strategies utilized by the Adviser will be successful under all or any market conditions.


   Market Factors May Adversely Influence the Models


     Often, the most unprofitable market conditions for the Trust are those in which prices "whipsaw", moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the Adviser may, on the basis of its models, establish positions based on incorrectly identifying both the brief upward or downward price movements as trends, whereas in fact no trends sufficient to generate profits develop. Overall market, industry or economic conditions, which neither the Trust nor the Adviser can predict or control, will have a material effect on performance.

     Reliance on Corporate Management and Financial Reporting

     Certain of the strategies which may be implemented on behalf of the Trust rely on the financial information made available by the issuers in which the Trust invests. The Adviser has no ability to independently verify the financial information disseminated by the thousands of issuers in which the Trust may invest and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general. Recent events have demonstrated the material losses which investors such as the Trust can incur as a result of corporate mismanagement, fraud and accounting irregularities.

     Increased Competition in Alternative Asset Investments

     In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies to be implemented by the Trust. While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities, or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions. Prospective investors should understand that the Trust may compete with other investment vehicles, as well as investment and commercial banking firms, which may have substantially greater resources, in terms of financial resources and research staffs, than may be available to the Trust.

     Increase in Assets Under Management May Make Profitable Trading More Difficult

     The Adviser believes that it is virtually impossible to define or quantify the capacity of a portfolio with any degree of certainty. As assets under management have increased, the Adviser has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. The current equity under the management of the Adviser and its affiliates is at or near its all-time high. The Adviser and its affiliates have not agreed to limit the amount of additional equity they may manage, and are actively engaged in raising assets for existing and new accounts, including the Trust. However, the Adviser acknowledges that there may come a time when the combination of available markets and new strategies may not be sufficient for it to add new assets without detriment to diversification. If this were to occur, the Adviser would expect its risk-adjusted returns to begin to degrade. Should the Adviser ever conclude that its ability to deliver attractive risk-adjusted returns has been unduly compromised by its growth in assets, it would not hesitate to restrict or halt the flow of new assets, and, if necessary, begin to repatriate market gains.

     The more equity the Adviser and its affiliates manage, the more difficult it may be for them to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require the Adviser to modify its trading decisions for the Trust, which could have a detrimental affect on your investment. Such considerations may also cause the Adviser to eliminate smaller markets from consideration for inclusion in certain trading portfolios, reducing the range of markets in which trading opportunities may be pursued. The Adviser reserves the right to make distributions of profits to Shareholders in an effort to control asset growth. In addition, the Adviser may have an incentive to favor other accounts because the compensation received from some other accounts exceeds the compensation it receives from managing the Trust's account. Because records with respect to other accounts are not accessible to Shareholders, the Shareholders will not be able to determine if the Adviser is favoring other accounts. See "Investment Objective and Policies".

     Availability of Investment Opportunities

     The business of identifying and structuring investments of the types contemplated by the Trust is specialized, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Trust will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by the Adviser is difficult and involves a high degree of uncertainty. Even if attractive investment opportunities are identified by the Adviser, it may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment funds sponsored, managed or advised by the Adviser or its affiliates may seek investment opportunities similar to those the Trust may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Trust.

     An Investment in the Trust May Not Diversify an Overall Portfolio

     Prospective investors cannot be assured that an investment in the Trust will perform with any degree of non-correlation to other investments held in a portfolio, and therefore an investment in the Trust may do little to diversify an overall portfolio. Furthermore, the Trust is managed only by the Adviser, and consequently lacks the potential benefit of adviser diversification available in investment vehicles that are managed by more than one adviser.

     Potential Inability to Trade or Report Due to Systems Failure


     The Adviser's strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to failures of third parties upon which such systems are dependent or the failure of the Adviser's hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Trust to experience significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.


     Potential Disruption or Inability to Trade Due to a Failure to Receive Timely and Accurate Market Data from Third Party Vendors

     The Adviser's strategies are dependent to a significant degree on the receipt of timely and accurate market data from third party vendors. Accordingly, the failure to receive such data in a timely manner or the receipt of inaccurate data, whether due to acts or omissions of such third party vendors or otherwise, could disrupt trading to the detriment of the Trust or make trading impossible until such failure or inaccuracy is remedied. Any such failure or inaccuracy could, in certain market conditions, cause the Trust to experience significant trading losses, effect trades in a manner which it otherwise would not have done, or miss opportunities for profitable trading. For example, the receipt of inaccurate market data may cause the Adviser to establish (or exit) a position which it otherwise would not have established (or exited), or fail to establish (or exit) a position which it otherwise would have established (or exited), and any subsequent correction of such inaccurate data may cause the Adviser to reverse such action or inaction, all of which may ultimately be to the detriment of the Trust.

     The Trust's Fees and Expenses

     The Trust is required to make substantial profits in order to avoid depletion or exhaustion of its assets from fees and expenses. In addition, the performance fee paid to the Adviser is based on both realized and unrealized gains and losses as of the end of the applicable period. Consequently, performance fees could be paid on unrealized gains that may never be realized by the Trust.

     The Adviser May Receive Performance Based Compensation

     The Adviser employs a speculative strategy for the Trust, and the Adviser receives a performance fee based on the trading profits earned by the Trust. The Adviser would not agree to manage the Trust's account in the absence of such a performance fee arrangement. Accordingly, the Adviser may make investments and take positions that involve more risk than might be made if the Trust's assets were managed by an adviser that did not require performance-based compensation.

     If any payment is made by the Trust to the Adviser with respect to a performance fee, and the Trust thereafter incurs a net loss, the Adviser will retain the amount previously paid. Thus, the Adviser may be paid a performance fee during a year in which the Trust overall incurred net losses. Trading losses shall be carried forward and no further performance fees may be paid until the prior losses have been recovered. Similarly, the Adviser's performance based compensation will be based on unrealized, as well as realized, gains. There can be no assurance that such gains will, in fact, ever be recognized. Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.

     The performance fees that reduce the net asset value of the Shares may not correspond to a particular investor's experience in the Trust because aggregate cumulative appreciation is calculated on an overall basis allocated equally to each outstanding Share. For example, an investor may acquire Shares after the Trust's trading has resulted in losses reducing aggregate cumulative appreciation below its prior highest level. If so, that investor's Shares will not be subject to having their net asset value reduced by any allocable performance fee until sufficient gains have been achieved to exceed such losses, despite the fact that all gains allocated to such Shares from the date of purchase will constitute aggregate cumulative appreciation in respect of such Shares. Conversely, the Shares which had been outstanding when such losses were incurred may be subject to having their net asset value reduced by allocable performance fees, even though the net asset value per Share is below the net asset value at which such Shares were issued. In addition, when Shares are issued at a net asset value reduced by an accrued performance fee and such accrued performance fee is subsequently reversed due to trading losses, the reversal will be allocated equally among all outstanding Shares in the Trust (increasing the net asset value per Share), including those Shares whose purchase price had itself been reduced by the accrued performance fees being reversed.

     Possibility of Additional Government or Market Regulation

     Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during recent years have led to increased governmental as well as self-regulatory scrutiny of the "hedge fund"

industry in general. Certain legislation proposing greater regulation of the industry periodically is considered by Congress, the SEC and the governing bodies of non-U.S. jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Trust, the Adviser, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. Any such regulation could have a material adverse impact on the profit potential of the Trust, as well as require increased transparency as to the identity of the Shareholders.



     The Trust, in particular, is dependent upon the use of leverage in implementing its investment strategy across the markets and instruments described herein. The 1940 Act imposes certain limitations on the use of leverage, and the Trust has relied upon a body of public guidance provided by the SEC staff involving the segregation of liquid assets sufficient to "cover" its leveraged exposure in conformity therewith. Any modifications to such guidance or the issuance of contrary guidance could adversely impact the Trust's ability to implement its trading strategy.

     If the Trust were not permitted or required to maintain its registration under the 1940 Act, investors would not have the protections afforded by the 1940 Act.


     Possible Exclusion of a Shareholder Based on Certain Detrimental Effects

     The Trust may repurchase the Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if among other situations:

     o The Shares have been transferred in violation of the Trust's Trust Agreement or have vested in any person other than by operation of law as the result of the death, divorce, dissolution, bankruptcy, insolvency, adjudicated incompetence, merger, reorganization or termination of the Shareholder.

     o Ownership of the Shares by the Shareholder or other person likely will cause the Trust to be in violation of, or subject the Trust to, new or additional registration or regulation under the securities, commodities or other laws of the United States or any other relevant jurisdiction.

     o Any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true.

     o The Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communication Commission regulations, or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Special Laws or Regulations"), and the Trust determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares.

     o The Trustees determine that the continued ownership of Shares by the Shareholder reasonably could be expected to cause material legal, regulatory, tax, administrative or pecuniary harm to the Trust.

     The effect of these provisions may be to deprive an investor of an opportunity for a return even though other investors might enjoy such a return.

     The Trust May Distribute Profits to Shareholders at Inopportune Times

     The Trust reserves the right to make distributions of profits of the Trust to the Shareholders at any time in its sole discretion. Shareholders will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the Shareholders.

     Tax Considerations

     The Trust does not intend to make periodic distributions of its net income or gains, if any, to Shareholders. A Shareholder will be required each year, however, to pay applicable U.S. federal and state income taxes on his, her or its share of the Trust's taxable income, and will have to obtain cash from other sources in order to pay such applicable taxes. The amount and timing of any distributions will be determined in the sole discretion of the Board of Trustees. See "Capital Stock, Long-Term Debt, and Other Securities -Tax Aspects" for a summary of certain significant U.S. federal income tax consequences that are relevant to an investment in the Trust.

     Although the Trust treats the management and performance fees paid to the Adviser and other expenses of the Trust as ordinary and necessary business expenses, upon audit the Trust may be required to treat such fees as "investment advisory fees" if the Trust's trading activities did not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, a Shareholder's tax liability would likely increase.

Item 9.  Management

1. General.

     Board of Trustees.

     The Board of Trustees has four members, three of whom are not "interested persons" of the Trust as defined in the 1940 Act (the "Independent Trustees") and one of whom is an "interested person" of the Trust as defined in the 1940 Act (the "Interested Trustee", and together with the Independent Trustees, the "Trustees"). The Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the 1940 Act.

     See Item 18 in Part B of this Registration Statement for biographical and other information about the Trustees.

     Adviser.


     The Adviser and its affiliates create and manage a variety of alternative investment vehicles. The Adviser is a wholly-owned affiliate of Campbell & Company. Campbell & Company and its predecessor organizations have over thirty-two years of experience in creating and managing alternative investment vehicles. The Adviser's principal business address is: 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204.

     The Adviser will manage the Trust pursuant to the Investment Advisory Agreement pursuant to which the Adviser will be paid a monthly management fee at an annual rate of 2.00% of the average month-end net assets of the Trust (the "Management Fee"). The Adviser is also paid a quarterly performance fee of 20% of the aggregate cumulative appreciation (if any) of the Trust's net assets, including interest income, and as adjusted for subscriptions and repurchases, on a cumulative high water mark basis (the "Performance Fee").

     Additionally, the Trust has appointed the Adviser to provide certain administrative, transfer agency and investor services to the Trust. In this regard, the Adviser is responsible, directly or through its agents, for, among other things: reconciliation of cash and investment balances; calculating contractual expenses, including management fees and performance fees; determining net income; arranging for the computation of the Trust's net asset value; preparing the Trust's Statement of Assets and Liabilities and Statement of Operations; preparing and filing the Trust's annual and semi-annual reports with the SEC; preparing and filing certain federal and state tax returns for the Trust; maintaining the register of Shareholders, including any transfer or repurchases of Shares; and the allocation of income, expenses, gains and losses to the Shareholders.


     Portfolio Management.

     The Adviser makes the Trust's trading decisions using proprietary technical trading models which analyze both technical and fundamental market indicators. Following are the biographies of the members of the Risk Committee which is responsible for overseeing the proprietary technical trading models utilized on behalf of the Trust.

     William C. Clarke, III joined Campbell & Company in June 1977 and has served as an Executive Vice President since 1991 and a Director since 1984. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods.

     Bruce L. Cleland joined Campbell & Company in January 1993 and has served as President and a Director since 1994, and Chief Executive Officer since 1997. Mr. Cleland is also the President and Chief Executive Officer of the Adviser. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York.

     Kevin M. Heerdt joined Campbell & Company in March 2003 and has served as Chief Operating Officer since June 2005. Prior to June 2005, Mr. Heerdt served as an Executive Vice President-Research. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From February 2002 to March 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002.

     The Trust utilizes a systematic, model driven trading approach. The Adviser manages the Trust's assets based on signals derived from technical trading models, thereby eliminating the "human" element from the day-to-day individual investment decision making process. The Risk Committee meets daily to review the trading signals received by the Trust for that day and the Risk Committee has the authority to override a specific trading signal indicated by the trading models.

     Custodian.

     The custodian for the Trust's assets is Investors Bank & Trust Company, 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130.

     Distributor.


     The Trust has appointed ALPS Distributors, Inc. (the "Distributor") to assist with the promotion and distribution of Shares. The principal business address of the Distributor is 1625 Broadway, Suite 2200, Denver, Colorado 80202.

     Pursuant to the Distribution Agreement, the Trust will pay the Distributor an annual fee of $50,000 for its services thereunder. The Trust will also pay to the Distributor a monthly fee computed at the annual rate of 2% of the aggregate amount of the average month-end net asset value per Share of all the Shares sold by the Distributor or its agents (the "Service Fee"). The Distributor may pay all or a portion of the Service Fee to other placement agents that it engages to sell Shares and to provide ongoing investor and account maintenance services on behalf of the Distributor.

     Placement Fee.

     In connection with initial and additional subscriptions, selling agents may charge investors a placement fee of up to 2.00% of such investor's subscription amount. This fee is payable directly to the selling agent and is in addition to the amount of any subscription to the Trust.

     Additionally, the Adviser may provide non-cash compensation, such as meals and lodging, in conformity with NASD, Inc. Rule 2830, to registered representatives of placement agents in connection with sales seminars to conducted by the Adviser.


     Expenses.


     The Trust will bear its own operating and other expenses, including, but not limited to, organizational and initial offering expenses; ongoing offering expenses; trustees' fees (including trustees and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including fees and expenses related to administration activities); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; recordkeeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing and printing reports to Shareholders; and extraordinary expenses.


     The Trust will pay its administrative expenses and operating costs ("Administrative Expenses") as incurred, subject to an annual cap of 0.50% of the Trust's average month-end net assets. Any Administrative Expenses incurred in excess of the aforementioned annual cap will initially be paid by the Adviser; provided, however, that the Trust will reimburse the Administrative Expenses paid by the Adviser at such time, if any, as the Trust is able to do so within the limit of the aforementioned cap; however, any expenses that have not been reimbursed within three years of being incurred will not be reimbursed by the Trust. The payment of Administrative Expenses reduces the Trust's net assets.

     The Adviser will pay the Trust's initial and ongoing offering costs as incurred; provided, however, that the Trust will reimburse the Adviser for any such offering costs subject to annual cap 0.75% of the Trust's average month-end net assets. The Trust will reimburse the Adviser for such offering costs at such time as it is able to do so within the limit of the aforementioned cap; provided, however, that any expenses that have not been reimbursed within three years of being incurred will not be reimbursed by the Trust. Such expenses include all fees and expenses in connection with the distribution of the shares, including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities, and marketing expenses of the Adviser and the Distributor which are paid by the Trust. The payment of offering costs reduces the Trust's net assets.

     Trust expenses will also include investment-related expenses, including, but not limited to, brokerage commissions, dealer mark-ups or spreads, and other transaction costs on its cash management.

     As noted above, in consideration of the investor and account maintenance service activities provided to Shareholders by the Distributor and its financial advisors who are duly registered, the Trust pays the Distributor the Service Fee.

     The Adviser will bear expenses incurred in the operation of its business (such as rent for office space, equipment, facilities and employees' salaries).


     2. Control Persons. As of February 1, 2006, Campbell & Company owns approximately 100% of the Shares of the Trust.


Item 10. Capital Stock, Long-Term Debt, and Other Securities.

1. Capital Stock.

     The Trust is a continuously offered closed-end, non-diversified management investment company, that was converted to a statutory trust under the laws of the State of Delaware on June 28, 2005. Shares of the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by (1) U.S. investors that are "accredited investors" as defined in Rule 501 under the 1933 Act and "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940 and (2) non United States persons. An "accredited investor" generally means a natural person whose individual net worth, or joint net worth with that person's spouse exceeds $1,000,000 or who had an individual income in excess of $200,000 or joint income with that person's spouse in excess of $300,000 in each of the two most recent years, or an entity with total assets in excess of $5,000,000 that was not formed for the specific purpose of investing the Trust's Shares. A "qualified client" generally means a natural person who or a company that has at least $750,000 under the management of the Adviser immediately after making an investment in the Trust or a natural person who or a company that has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $1,500,000 at the time of an investment in the Trust. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any Shares in the Registrant.

     Shares, when issued and outstanding, will be fully paid and non-assessable. Shareholders are entitled to share pro rata in the net assets of the Trust available for distribution to Shareholders upon liquidation of the Trust. Each whole Share shall be entitled to one vote as to any matter on which such Share is entitled to vote. Shareholders in the Trust have no preemptive or conversion rights.

     No Right of Redemption

     No Shareholder will have the right to require the Trust to redeem its Shares. No public market for Shares exists, and none will develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of quarterly repurchases of Shares by the Trust, as described below. If the net asset value per Share as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Share net asset value, the Adviser will suspend trading activities, notifying all Shareholders of the relevant facts within seven business days of such suspension and will declare a special redemption period.

     Quarterly Repurchases of Trust Shares

     General. The Trust intends to conduct quarterly repurchase offers for between 5% and 25% of the Trust's outstanding Shares. The Trust intends to fund repurchase offers by using cash or other liquid assets on hand, and, to the extent necessary, liquidating portfolio investments, or by borrowing to finance the repurchases. The Trust intends to make its first repurchase offer in the second quarter of 2006.

     Repurchases of Shares by the Trust will decrease its total assets unless repurchases are offset by new subscriptions for Shares and accordingly may increase the Trust's expenses as a percentage of average net assets. Further, interest on any borrowings to finance any such repurchase transactions would reduce the Trust's returns.

     Fundamental Policy Regarding Quarterly Repurchase Offers. The Trust will make offers to repurchase its shares at quarterly intervals pursuant to Rule 23c-3 under the 1940 Act, and the Board of Trustees may place such conditions and limitations on the repurchase offers as may be permitted under that rule. The deadline by which the Trust must receive repurchase requests submitted by Shareholders in response to each repurchase offer ("Repurchase Request Deadline") will be set as of the end of each quarterly period pursuant to a policy approved by the Board of Trustees. The date on which the repurchase price for shares is to be determined (the "Repurchase Pricing Date") shall occur no later than fourteen days after the Repurchase Request Deadline (or the next business day, if the fourteenth day is not a business day). Repurchase offers may be suspended or postponed only under certain circumstances as provided for in Rule 23c-3 under the 1940 Act.

     Quarterly Repurchase Offer Procedures. The Board of Trustees will, in the exercise of its duties and subject to applicable law, determine the number of Shares subject to the repurchase offer based upon such considerations as market demand and the Trust's net asset value per Share. The Trust may not repurchase Shares, if, after giving effect to the repurchase, the Trust would not be able to pay indebtedness of the Trust as the indebtedness becomes due or, generally, the Trust's total assets would be less than the sum of the Trust's total liabilities. If a repurchase offer is over-subscribed, the Trust may, but is not obligated to, either: (i) repurchase all additional Shares tendered if the additional Shares do not exceed 2% of the Trust's outstanding shares, or (ii) purchase all Shares tendered on a pro rata basis. All Shares tendered may be withdrawn at any time prior to the Repurchase Request Deadline in accordance with certain procedures.

     Repurchase prices are set at a price equal to the net asset value per Share of the Trust as of the Repurchase Pricing Date. Payment for tendered Shares will be distributed within one week after the Repurchase Pricing Date. Repurchase prices are based on unaudited calculations of the net asset value per Share of the Trust done by the Adviser in accordance with policies and procedures approved by the Board of Trustees. All repurchase offer materials will be mailed to shareholders of record before commencement of the repurchase offer. Shareholders whose Shares are held in the name of the broker, dealer, commercial bank, trust company or other nominee should contact such firm if they desire to tender their Shares in the repurchase offer.

     The net asset value per Share of the Trust is calculated as of the close of business on the last business day of each month and such other dates as the Board of Trustees may determine in its discretion. Shareholders who wish to obtain the net asset value per share of the Trust during any repurchase offer period should contact the Trust or their financial advisor.


     Transfers of Shares


     Except as otherwise described below, no person may become a substituted Shareholder without the written consent of the Trust, which consent may be withheld for any reason or no reason in its sole discretion. Shares held by a Shareholder may be transferred only:

     o by operation of law as a result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of the Shareholder; or

     o under certain limited circumstances, with the written consent of the Trust, which may be withheld in the sole discretion of the Board of Trustees and is expected to be granted, if at all, only under extenuating circumstances.

     Unless the Trust consults with legal counsel and counsel confirms that the transfer will not cause the Trust to be treated as a "publicly traded" partnership taxable as a corporation, the Trust generally will not consent to a transfer unless the following conditions are met:

     o the transferring Shareholder has been a Shareholder for at least six months;

     o the proposed transfer is to be made on the effective date of an offer by the Trust to repurchase Shares; and

     o the transfer is (1) one in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Shareholder, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring

          Shareholder's immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

     Notice to the Trust of any proposed transfer of Shares must include evidence satisfactory to the Trust that the proposed transferee meets any requirements imposed by the Trust with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) is an eligible investor. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Trust generally will not consent to a transfer of Shares by a Shareholder unless the transfer is to a single transferee or, after the transfer of the Shares, the balance of the capital account of each of the transferee and transferor is not less than $50,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys' and registered public accounting firm fees, incurred by the Trust or the Adviser in connection with the transfer. In connection with any request to transfer Shares, the Trust may require the Shareholder requesting the transfer to obtain, at the Shareholder's expense, an opinion of counsel selected by the Trust as to such matters as the Trust may reasonably request.

     Any transferee acquiring Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of a Shareholder, or otherwise, will be entitled to the allocations and distributions allocable to the Shares so acquired and to transfer the Shares in accordance with the terms of the Trust Agreement, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Trust Agreement. If a Shareholder transfers Shares with the approval of the Trust, the Trust will promptly take all necessary actions so that each transferee is admitted to the Trust as a Shareholder.

     In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Trust, the Board of Trustees, the Adviser, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Trust Agreement or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

     Consummating a repurchase offer may require the Trust to liquidate portfolio securities, and realize gains or losses, at a time when the Adviser would otherwise consider it disadvantageous to do so.

2. Taxes.

     Tax Aspects

     The following is a summary of certain aspects of the U.S. federal income taxation of the Trust and its Shareholders that should be considered by a prospective investor. The Trust has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. federal, state or local agency with respect to any tax matters affecting the Trust or its Shareholders, nor, except as noted below, has it obtained an opinion of counsel with respect to such matters.

     The summary of the U.S. federal income tax treatment of the Trust set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (collectively, the "Regulations") and administrative rulings in existence as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions, dealers, partnerships or other pass-through entities for U.S. federal income tax purposes and certain former citizens or residents of the United States. Each prospective Shareholder should consult with his, her or its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Trust.

     Tax Treatment of the Trust's Operations


     Classification of the Trust. The Trust will receive an opinion of Sidley Austin LLP, counsel to the Adviser, substantially to the effect that based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations and certain representations of the Adviser, the Trust will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Sidley Austin LLP also will provide the Trust with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Shares and the limitations on any right to have the Shares repurchased by the Trust at the request of the Shareholder, the anticipated operations of the Trust and certain representations of the Adviser, the Trust will not be treated as a "publicly traded" partnership taxable as a corporation.


     The opinions of counsel received or to be received by the Trust are not binding on the IRS or the courts. If it were determined that the Trust should be treated as an association or a "publicly traded" partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Trust would be subject to corporate income tax when recognized by the Trust; distributions of that income, other than in certain repurchases of Shares, would be treated as dividend income eligible for taxation at long-term capital gain rates when received by non-corporate Shareholders to the extent of the current and accumulated earnings and profits of the Trust (as determined under U.S. federal income tax principles); and Shareholders would not be entitled to report profits or losses realized by the Trust. This would result in a significant reduction in the after-tax return to the Shareholders.

     The balance of the discussion below is based on the assumption that the Trust will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references herein to the tax consequences of the Trust's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Trust.

     Shareholders, rather than the Trust, Subject to U.S. Federal Income Tax. As an entity taxed as a partnership, the Trust itself is not subject to U.S. federal income tax but will be required to file an annual partnership information return with the IRS that reports the results of its operations. Each Shareholder will be required to take into account on the Shareholder's U.S. federal income tax return the Shareholder's distributive share of the Trust's net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss. Each Shareholder will be taxed on the Shareholder's distributive share of the Trust's taxable income and gain regardless of whether the Shareholder has received or will receive a distribution from the Trust. A Shareholder may have taxable income for a taxable year for which it has incurred an economic loss with respect to its interests in the Trust.

     Partnerships such as a trust with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the Shareholders. If the Trust is eligible, the Trust may elect to have such rules and procedures apply to the Trust if it believes that they may be beneficial to a majority of the Shareholders. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Shareholders.

     Allocation of Gains and Losses. Under the Trust Agreement, the Trust's net capital appreciation or net capital depreciation for each fiscal period is allocated among the Shareholders and to their capital accounts without regard to the amount of income or loss recognized by the Trust for U.S. federal income tax purposes. The Trust Agreement provides that items of income, deduction, gain, loss or credit recognized by the Trust for each taxable year generally are to be allocated for U.S. federal income tax purposes among the Shareholders pursuant to the Treasury Regulations (proposed, temporary and final) (collectively, the "Regulations"), based upon amounts of the Trust's net capital appreciation or net capital depreciation allocated to each Shareholder's capital account for the current and prior fiscal years (or selected portions thereof).

     Under the Trust Agreement, the Trust has the discretion to allocate specially an amount of the Trust's capital gain or loss (including short-term capital gain or loss) and ordinary income or loss for U.S. federal income tax purposes to a withdrawing Shareholder to the extent that the Shareholder's U.S. federal income tax basis in the Shares exceeds his, her or its capital account (or to the extent that the Shareholder's capital account exceeds his, her or its U.S. federal income tax basis in the Shares). No assurance can be given that, if the Trust makes such a special allocation, the IRS will accept the allocation. If the allocation were successfully challenged by the IRS, the amount of income or loss allocated to particular Shareholders for U.S. federal income tax purposes may be increased or reduced or the character of such income or loss may be modified.

     Allocations of income, deducting gain or loss for U.S. federal income tax purposes may be adjusted at any time by the Trust to the extent the Trust determines in good faith that such adjustments (i) would more equitably reflect the economic allocations or (ii) would otherwise be in the overall best interests of the Shareholders.

     Tax Elections; Tax Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under
Section 754 of the Code. Any such election, once made, cannot be revoked without the consent of the IRS. Under the Trust Agreement, the Trust, in its sole discretion, may make such an election or any other election available under the Code.

     The Trust decides how to report the partnership items on the Trust's tax returns, and all Shareholders are required under the Code to treat the items consistently on their own tax returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Trust's items have been reported. In the event that the income tax returns of the Trust are audited by the IRS, the tax treatment of the Trust's income and deductions generally will be determined at the Trust level in a single proceeding rather than by individual audits of the Shareholders. Audit changes made to the Trust's tax returns would result in corresponding changes to Shareholders' tax returns. An audit of the Trust could lead to an audit of the Shareholders. Such audits could result in the determination of tax deficiencies with respect to the Shareholders which deficiencies are not related to the investment in the Trust.

     The Adviser will be the Trust's "tax matters partner" within the meaning of the Code and in that capacity will have the authority to bind certain Shareholders to settlement agreements and will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' tax liabilities with respect to Trust items.

     Tax Consequences to a Withdrawing Member


     Cash Distributions and Withdrawals. A Shareholder receiving a cash distribution from the Trust in connection with a complete or partial withdrawal from the Trust, including a repurchase of the Shareholder's Shares, generally will recognize capital gain to the extent of the excess, if any, of the proceeds received by the Shareholder over the Shareholder's adjusted tax basis in his, her or its Shares. Such capital gain will be short-term or long-term, depending upon the Shareholder's holding period for his, her or its Shares. A Shareholder who completely or partially withdraws from the Trust will, however, recognize ordinary income to the extent the Shareholder's allocable share of the Trust's "unrealized receivables" exceeds the Shareholder's tax basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount on securities held by the Trust will be treated as an unrealized receivable, with respect to which a withdrawing Shareholder would recognize ordinary income. A Shareholder will recognize a loss only as a result of a cash distribution in connection with a Shareholder's adjusted tax basis in his, her or its Shares exceeds the amount of the distribution.


     The Trust may specially allocate items of the Trust's capital gain or loss (including short-term capital gain or loss) or ordinary income or expense to a withdrawing Shareholder to the extent the Shareholder's capital account would otherwise exceed the Shareholder's adjusted tax basis in his, her or its Shares or vice versa. The special allocation may result in the withdrawing Shareholder recognizing short-term capital gain or loss or ordinary income or expense instead of long-term capital gain or loss during the tax year in which the Shareholder receives its liquidating distribution upon withdrawal.

     Distributions of Property. A Shareholder's receipt of a distribution of property from the Trust is generally not taxable, except that a distribution consisting of "marketable securities" generally is recharacterized as a distribution of cash (rather than property) unless the Trust is an "investment partnership" and the Shareholder is an "eligible partner" within the meaning of the Code. The Board of Trustees will determine at the appropriate time whether the Trust qualifies as an "investment partnership". If the Trust so qualifies, and if a Shareholder is an "eligible partner", which term should include a Shareholder whose contributions to the Trust consisted solely of cash, the recharacterization rule described above would not apply.

     Tax Treatment of Trust Investments

     In General. The Trust expects that it will act as a trader or investor, and not as a dealer, with respect to its securities and commodities transactions. A trader and an investor are persons who buy and sell securities or commodities for their own accounts, whereas a dealer is a person who purchases securities or commodities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Trust's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Trust.

     Gains and losses realized by a trader or an investor on the sale of securities or commodities generally are capital gains and losses. The Trust thus expects that its gains and losses from its securities and commodities transactions generally will be capital gains and losses. These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options that qualify as "Section 1256 Contracts", which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain other transactions may serve to alter the manner in which the Trust's holding period for a security or commodity is determined or may otherwise affect the characterization as short-term or long-term (including the conversion of long-term capital gain to short-term capital gain), and also the timing of the recognition, of certain gains or losses (including the deferral of certain losses). Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Trust.

     Constructive Ownership Transactions. The Trust may acquire a derivative position which may be treated as a constructive ownership transaction. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and substantially contemporaneous maturity dates. If the Trust has long-term capital gain from a "constructive ownership transaction", the amount of the gain that may be treated as long-term capital gain by the Trust is limited to the amount that the Trust would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge (at the rate applicable to the underpayments of tax) would be imposed on tax liability treated as having been deferred with respect to any amount recharacterized as ordinary income for each year that the constructive ownership transaction was open.

     Ordinary Income and Loss. The Trust may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. Certain dividends received by the Trust may be eligible, in the case of non-corporate Shareholders, for taxation rates also applicable to long-term capital gain. The Trust may hold debt obligations with "original issue discount", in which case the Trust would be required to include the amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Trust may also acquire debt obligations with "market discount". Upon disposition of such an obligation, the Trust generally would be required to treat gain as interest income to the extent of the market discount, or its share of such market discount that accrued during the period the debt obligation was held by the Trust. In addition, the Trust may realize ordinary income or loss if it is engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from notional principal contract transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Trust in connection with equity swaps, interest rate swaps and the notional principal contracts in a transaction not considered to be part of a trade or business likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Shareholder, may be subject to restrictions on their deductibility.

     Conversion Transactions. Gain recognized by the Trust from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally, any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) certain other transactions.

     Foreign Exchange Transactions. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Trust frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. In particular, gains and losses of the Trust on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency, to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition, will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Trust accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Trust collects the receivables or pays the liabilities may be treated as ordinary income or loss.


     The Trust may enter into non-U.S. currency forward contracts, non-U.S. currency futures contracts or acquire put and call options on non-U.S. currency forward contracts or non-U.S. currency futures contracts. If the Trust acquires non-U.S. currency futures contracts or options on non-U.S. currency futures contracts (not including regulated futures contracts and non-equity options that are Section 1256 Contracts, unless the Trust elects otherwise), or any non-U.S. currency forward contracts or options on non-U.S. currency forward contracts, any gain or loss realized by the Trust with respect to such contracts will be ordinary, unless (1) the contract is a capital asset in the hands of the Trust and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a
Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract. Additionally, the Trust may be able to elect treatment as a qualified fund under section 988 of the Code and treat certain of its currency contracts as eligible for capital treatment under Section 1256, but any gain or loss will be short-term.



     Options Contracts. Gain or loss realized by the Trust from a closing transaction with respect to call and put options written by the Trust, or gain from the lapse of such options, generally will be treated as short-term capital gain or loss. Gain or loss realized by the Trust from call and put options purchased by the Trust (other than options that are Section 1256 Contracts, as discussed below), as well as any loss attributable to the lapse of such options, generally will be treated as capital gain or loss. Such capital gain or loss generally will be long-term or short-term, depending upon whether the Trust held the particular option for more than one year.

     Section 1256 Contracts. The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain listed non-equity options. Section 1256 Contracts held by the Trust at the end of a taxable year of the Trust will be treated for U.S. federal income tax purposes as if they were sold by the Trust at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Trust's obligations under such contracts), must be taken into account by the Trust in computing its taxable income for the year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

     Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions described under "Currency Transactions" above are met. These gains and losses will be taxed under the general rules described above. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

     A "securities futures contract" is not treated as a Section 1256 Contract, except where it meets the definition of a "dealer securities futures contract". A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the 1934 Act, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

     Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from the positions that are part of a "mixed straddle". A "mixed straddle" is any straddle in which one or more, but not all, positions are Section 1256 Contracts. Under certain Regulations, the Trust may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for U.S. federal income tax purposes. However, in no event can more than 50 percent of net gain from the account be treated as long-term capital gain and in no event can more than 40 percent of the net loss from the account be treated as short-term capital loss. The Trust has made the mixed straddle election with respect to its equities and futures equities index contracts. The application of the Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Trust will be accepted by the IRS.

     Short Sales. Gain or loss from a short sale of property is generally considered a capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Trust's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term capital gain holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Trust for more than one year. In addition, the holding period of "substantially identical property" held by the Trust may be suspended.

     Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If, however, a short sale is subject to the constructive sale rules, as described below, the Trust generally will recognize gain on the date it acquires the property as if the short sale position were closed on that date.

     Constructive Sales. If the Trust enters into a short sale of, or a futures or forward contract to deliver, or an offsetting notional principal contract with respect to, appreciated positions in stock or certain debt obligations or partnership interests, the Trust may be taxed as if the appreciated position were sold at its fair market value on the date the Trust entered into such position. Similar rules would apply if the Trust has entered into a position that is a short sale, offsetting notional principal contract, or a futures or forward contract with respect to property, the position has appreciated in value, and the Trust acquires the same or substantially identical property. In such event, the Trust would be taxed as if the appreciated position were sold at its fair market value on the date of such acquisition. The consequences with respect to any other open appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale. Transactions that are identified as hedging or straddle transactions under other provisions of the Code may be subject to the constructive sale rules.

     Effect of Straddle Rules on Shareholders' Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Shareholder and his, her or its indirect interest in similar securities or commodities held by the Trust as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a Shareholder's holding period for the securities or commodities involved and may defer the recognition of losses with respect to the securities or commodities. The Trust will not generally be in a position to furnish to Shareholders information regarding the securities or commodities positions of the Trust that would permit a Shareholder to determine whether the Shareholder's positions in securities or commodities held outside the Trust and the Shareholder's indirect positions in securities or commodities held by the Trust should be treated as offsetting positions for purposes of the straddle rules.

     Mark-to-Market Election. If the Trust is considered to be a trader in securities or commodities, the Trust will be permitted to elect to "mark to market" its positions in such securities or commodities, except to the extent to which, in general, such securities or commodities have no connection to the trading activities of the Trust, and the Trust clearly identifies such securities or commodities as being held for investment. If the mark-to-market method is elected, the Trust generally would be required to recognize gain or loss on any security or commodity held in connection with its activities as a trader at the close of a taxable year, such gain or loss would be determined as if such security or commodity were sold at its fair market value on the last business day of the taxable year, and such gain or loss (both from actual sales and from marking-to-market) would be taken into account by the Trust as ordinary income or loss for the taxable year.

     Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of noncorporate taxpayers to deduct "investment interest", which, in general, is interest on indebtedness that is properly allocable to property held for investment (including any amount allowable as a deduction in connection with personal property used in a short sale). Investment interest is deductible in the current year only to the extent of the taxpayer's "net investment income", consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain or dividend taxable at long-term capital gain rates is excluded from net investment income unless the taxpayer elects to pay tax on such gain or dividend at ordinary income tax rates.

     The Trust's activities will be treated as giving rise to investment income for a Shareholder, and the investment interest limitation would apply to a noncorporate Shareholder's share of the interest and short sale expenses attributable to the Trust's activities. In such case, a noncorporate Shareholder would be denied a deduction for all or part of that portion of his, her or its distributive share of the Trust's ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources, including the Trust. A Shareholder that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Shareholder on money borrowed to finance his, her or its investment in the Trust. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

     Deductibility of Trust Investment Expenditures by Noncorporate Shareholders. Investment expenses, including, for example, investment advisory fees of an individual, trust or estate, are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified threshold amount to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual's adjusted gross income over the specified threshold amount, or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

     Under certain Regulations, the limitations on deductibility should not apply to a noncorporate Shareholder's share of the trade or business expenses of the Trust. These limitations will apply, however, to a noncorporate Shareholder's share of the investment expenses of the Trust (including the Management Fee and the Performance Fee, to the extent the Trust is not engaged in a trade or business within the meaning of the Code or such expenses relate to the investment activity of the Trust).

     The consequences of the Code's limitations on the deductibility of investment expenditures may vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Shareholders should consult their tax advisors with respect to the application of these limitations to their situation.

     Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Regulations, items of "portfolio income" (i.e., generally, items of income attributable to property held for investment) are excluded from passive activity income. In addition, trading in personal property of a type that is "actively traded" will not be treated as a passive activity for purposes of the passive loss rules. Accordingly, in the case of individuals, personal service corporations or certain closely held corporations, a Shareholder's distributive share of items of income, gain, deduction, or loss from the Trust that is attributable to the Trust's trading of such property or portfolio income will generally not be treated as passive activity income or loss, and Trust items of portfolio income and income or gains attributable to such property and allocable to such Shareholders will not be available to offset the Shareholders' passive losses from sources outside the Trust. However, income or loss attributable to property that is not actively traded may constitute passive activity income or loss. In this regard, certain of the assets which the Trust may trade may not be considered actively traded for these purposes.

     Passive Foreign Investment Companies. The Trust may invest in the stock of foreign corporations, most of whose income consists of dividends, interest, gains, or other passive income or most of whose assets produce passive income. Such a foreign corporation may be a passive foreign investment company (a "PFIC").

     A U.S. person who is a direct or indirect shareholder of a PFIC generally would be subject to tax on any gain recognized upon the disposition of, or upon receipt of certain "excess distributions" with respect to, its shares in a PFIC, plus an interest charge (at the rate applicable to tax underpayments) on the tax liability treated as having been deferred. Such tax would be imposed at the highest rate of tax applicable to ordinary income (without taking into account deductions or losses from other sources) with respect to such gain that is ratably allocated to taxable years preceding the year of disposition. Any gain allocable to the taxable year of disposition would be included as ordinary income (potentially offset by deductions or losses from other sources) without an interest charge. Similar rules would apply to any distribution received by such U.S. person from a PFIC to the extent aggregate distributions during a taxable year exceed 125% of the average distributions made by the PFIC in the three preceding taxable years. The portion of an actual distribution that is not an "excess distribution" would be treated as a dividend to the extent of the PFIC's earnings and profits as determined under U.S. federal income tax principles.

     Alternatively, the Code provides rules for PFICs with respect to which a "qualified electing fund" ("QEF") election is made by a U.S. shareholder. A shareholder making a QEF election would be required to include currently in gross income the shareholder's pro rata share of the earnings and profits of the PFIC, whether or not distributed. Amounts included in income under a QEF election would be treated as long-term capital gain to the extent of the PFIC's net capital gain, and the balance as ordinary income. Losses, however, would not pass through currently to the shareholder. If a QEF election were made effective from the date the shareholder first holds its shares, gain on the disposition of the shares (including by redemption or liquidation) would be eligible for treatment as capital gain and the interest charge rules would not apply.

     The Trust may make a QEF election with respect to a PFIC, effective from the date when the Trust first owned stock in the PFIC. A Shareholder cannot make this election for PFIC stock held by the Trust. Moreover, the Trust will be able to make a QEF election only if a PFIC agrees to provide it with certain information, and there can be no assurance that the Trust will be able to obtain the PFIC's agreement to provide such information, and thus there can be no assurance that the Trust will be able to make a QEF election with respect to any PFIC.

     As an alternative to the QEF election, a holder of stock of a PFIC may make a "mark to market" election if the stock of the PFIC constitutes marketable stock under the PFIC rules. "Marketable stock" is, in general, stock that is regularly traded on certain national securities exchanges or markets and, to the extent provided in the Regulations, stock in a foreign corporation that is comparable to a regulated investment company and whose stock is redeemable at its net asset value. In the event that a taxpayer validly makes a mark-to-market election with respect to stock of a PFIC, the taxpayer generally would include in income each year an amount equal to the excess, if any, of the fair market value of the stock as of the close of the taxable year over the adjusted tax basis of the stock. The taxpayer would be allowed a deduction for the excess, if any, of the adjusted tax basis of the stock over its fair market value, but only to the extent of any previously included mark-to-market gains. There can be no assurance that stock of a PFIC acquired by the Trust would qualify as marketable stock eligible for the mark-to-market election.

     Generally, as long as no more than 50% of the shares of a foreign corporation, by vote and by value, is actually or constructively owned by five or fewer U.S. persons or certain persons related to U.S. persons, a direct or indirect shareholder in such a foreign corporation should not be subject to the controlled foreign corporation ("CFC") provisions of the Code. There can be no assurance that ownership by U.S. persons of such foreign corporations will not exceed 50%. Accordingly, a prospective investor is urged to consult his, her or its own tax adviser with respect to the CFC rules.

     Non-U.S. Taxes

     Certain dividends and interest directly or indirectly received by the Trust from sources outside the United States may be subject to non-U.S. withholding taxes. In addition, the Trust may be subject to non-U.S. capital gains taxes to the extent it purchases and sells securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Trust cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Trust's assets to be invested in various countries is not known at this time and is expected to vary.

     The Shareholders will be informed by the Trust as to their proportionate share of the non-U.S. taxes paid by the Trust that they will be required to include in their income. The Shareholders generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their federal income taxes. A tax-exempt Shareholder generally will not benefit from such credit or deduction.

     Non-U.S. Shareholders

     Based on statutory "safe harbors", the Trust will not be considered to be engaged in a U.S. trade or business, so long as (i) it is not considered a dealer in stocks, securities or commodities, and does not regularly offer to enter into, assume, offset, assign, or terminate positions in derivatives with customers, (ii) the Trust's U.S. business activities (if any) consist solely of investing in and/or trading stocks or securities, commodities of a kind customarily dealt in on an organized commodity exchange (if the transaction is of a kind customarily consummated at such place) and derivatives for its own account, and (iii) any entity in which the Trust invests that is treated as a disregarded entity or partnership for U.S. federal income tax purposes is not engaged in, or deemed to be engaged in, a U.S. trade or business. The Trust intends to conduct its affairs in conformity with the statutory safe harbors.

     Assuming the Trust is not engaged in, or deemed to be engaged in, a U.S. trade or business, Non-U.S. Shareholders (other than those described below) will generally not be subject to U.S. federal income tax on their allocable share of Trust income and the gain realized on the sale or disposition of Shares. However, such non-U.S. Shareholders will be subject to a 30% U.S. withholding tax on the gross amount of their allocable share of income that is
(i) U.S. source interest income that falls outside the "portfolio interest" exception or other available exception to withholding tax, (ii) U.S. source dividend income, and (iii) any other U.S. source fixed or determinable annual or periodical gains, profits, or income.

     Non-U.S. Shareholders who are resident alien individuals of the United States (generally, individuals lawfully admitted for permanent residence, or who have a "substantial presence," in the United States) or for whom their allocable share of Trust income and gain, and the gain realized on the sale or disposition of Shares is otherwise effectively connected with their conduct of a U.S. trade or business will be subject to U.S. federal income taxation on such income and gains.

     In addition, in the case of a non-resident alien individual, any allocable share of capital gains will be subject to a 30% U.S. federal income tax (or lower treaty rate if applicable) if (i) such individual is present in the United States for 183 days or more during the taxable year and (ii) such gain is derived from U.S. sources. Although the source of such gain is generally determined by the place of residence of the non-U.S. Shareholders, resulting in such gain being treated as derived from non-U.S. sources, source may be determined with respect to certain other criteria resulting in such gain being treated as derived from U.S. sources. Non-resident alien individuals should consult their tax advisors with respect to the application of these rules to their investment in the Trust.

     If notwithstanding the Trust's intention, the Trust were engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Shareholders in the Trust would also be deemed to be so engaged by virtue of their ownership of Trust Shares. Such non-U.S. Shareholders would be required to file a U.S. federal income tax return for such year and pay tax on their income and gain that is effectively connected with such U.S. trade or business at the tax rates applicable to similarly situated U.S. persons. In addition, any non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes may be required to pay a branch profits tax equal to 30% of the dividend equivalent amount for the taxable year.

     Unrelated Business Taxable Income

     Organizations that are otherwise exempt from U.S. federal income tax are nonetheless subject to taxation with respect to their "unrelated business taxable income" ("UBTI"). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through pass-through entities for U.S. federal income tax purposes) from a trade or business the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

     UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through an entity (such as the Trust) in which it is a

Shareholder. This type of income is exempt, subject to the discussion of "unrelated debt-financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

     UBTI includes not only trade or business income or gain as described above, but also "unrelated debt-financed income". This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership or other pass-through entity) from property with respect to which there is "acquisition indebtedness" at any time during the taxable year; and (2) gains derived by an exempt organization (directly or through a partnership or other pass-through entity) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

     The Trust may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Trust will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Trust recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

     To the extent the Trust recognizes gain from a sale or other disposition of securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by the Trust during the taxable year. In determining the unrelated debt-financed income of the Trust, an allocable portion of deductions directly connected with the Trust's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from sales or other dispositions of debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would be offset gains treated as UBTI.

     The calculation of the Trust's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Trust from time to time. As a result of this complexity, the Trust cannot predict the percentage of its income and gains that will be treated as UBTI for a Shareholder that is an exempt organization. An exempt organization's share of the income or gains of the Trust that is treated as UBTI may not be offset by losses of the exempt organization from the Trust or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred).

     To the extent that the Trust generates UBTI, the applicable U.S. federal income tax rates for an exempt Shareholder generally would be either the corporate or trust tax rates, depending upon the nature of the particular exempt Shareholder. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Trust will report to a Shareholder that is an exempt organization information as to the portion of its income and gains from the Trust for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Trust is highly complex, and, for that reason, no assurance can be given that the Trust's calculation of UBTI will be accepted by the IRS.

     In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Trust's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Trust generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust, however, will not be exempt from U.S. federal income tax under the Code for any year in which it has UBTI. In view of the potential for UBTI, the Trust is not a suitable investment for a charitable remainder trust. A title-holding corporation or trust will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult his, her or its tax advisors with respect to the tax consequences of receiving UBTI from the Trust.

     Certain Matters Relating to Specific Exempt Organizations

     Private Foundations. Private foundations and their managers are subject to U.S. federal excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes". This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

     Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their "net investment income". The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount", which includes, among other things, the private foundation's "minimum investment return", defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes) over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Trust would most likely be classified as a nonfunctionally related asset. A determination that an investment in the Shares constitutes a nonfunctionally related asset could cause cash flow problems for a prospective Shareholder that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Shares. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Shares is not significant in relation to the value of other assets it holds.

     In some instances, an investment in the Trust by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interests or profits interests in the Trust, the private foundation may be considered to have "excess business holdings". In such a case, the foundation may be required to divest itself of its Shares in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Trust is "passive" within the applicable provisions of the Code and the Regulations.

     Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Trust. See also "ERISA Considerations".

     Tax Shelter Disclosure Regulations

     Certain Regulations and revenue procedures set forth the circumstances under which certain transactions must be disclosed in a disclosure statement attached to a taxpayer's U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Regulations impose a requirement on certain "material advisors" to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These Regulations can apply in situations not conventionally considered to involve "tax shelters". Consequently, it is possible that such disclosure could be required by any or all of the Trust or the Shareholders (i) if the Trust incurs a significant foreign currency loss on certain foreign currency transactions or a significant loss with respect to a position that formed part of a straddle (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations); (ii) if a Shareholder or the Trust incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares; (iii) if the Trust's activities result in certain book/tax differences; or (iv) possibly in other circumstances. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Furthermore, the Trust's material advisors could be required to maintain a list of persons investing in the Trust pursuant to the Regulations.

     Entities exempt from U.S. federal income tax should, in addition to reviewing the discussion above, focus on those sections regarding liquidity and other financial matters to determine whether the investment objective of the Trust is consistent with their overall investment plans. Each prospective tax-exempt investor is urged to consult its own legal, tax, financial and other advisors regarding the tax consequences of the ownership and disposition of Shares.

     Certain State and Local Taxation Matters

     Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local considerations in investing in the Trust.

     State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder's distributive share of the taxable income or loss of the Trust generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Trust may conduct business in a jurisdiction that will subject to tax a Shareholder's share of the income derived from that business. A prospective investor should consult his, her or its tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which the investor is a resident.

     The Trust was formed for the purposes of investing in equities, debt instruments, futures-related interests and/or derivative instruments. The Trust is domiciled in Maryland merely by virtue of the Adviser being domiciled in Maryland. The Trust's activities in Maryland are limited to making investment decisions, placing trade orders, investment research and various administrative activities. Based on these facts and Administrative Release 6 (as revised July 31, 2003), the Trust should not generally be required to withhold the nonresident tax on the income allocated to Shareholders who are not Maryland residents.

3. Outstanding Amount of Common Units of Beneficial Interest.


     The following table sets forth the authorized number of common units of beneficial interest of the Trust, the number of common units of beneficial interest held by the Trust for its own account and the aggregate number of common units of beneficial interest outstanding as of December 31, 2005, exclusive of that held by the Trust.


                                                                                               Amount Outstanding
                                                                                            as of December 31, 2005
                                               Amount                  Amount Held by      (Exclusive of Amount Held
          Class of Shares                    Authorized             Trust for Own Account   by Trust for Own Account)
----------------------------------  ----------------------------  ------------------------  -------------------------
        Common Units of                      Unlimited                       0                     19,926.407
        Beneficial Interest



Item 13.   Table of Contents of the Statement of Additional Information.


                                                                      Page
                                                                    --------
General Information and History                                        34
Investment Objective and Policies                                      35
Management                                                             38
Control Persons and Principal Holders of Securities                    43
Investment Advisory and Other Services                                 43
Portfolio Managers                                                     44
Brokerage Allocation and Other Practices                               46
Tax Status                                                             47
Financial Statements                                                   47

                                    PART B


                               February 7, 2006




                       THE CAMPBELL MULTI-STRATEGY TRUST

Item 14. Cover Page.


     This Part B to this Registration Statement on Form N-2 of The Campbell Multi-Strategy Trust (the "Trust"), which is not a prospectus, supplements and should be read in conjunction with the current Part A to this Registration Statement dated February 7, 2006, as it may be revised from time to time (the "Trust's Part A"). To obtain a copy of the Registration Statement, please call the Trust at (410) 296-3301 or write to the Trust at 210 West Pennsylvania Avenue, Suite 770, Towson Maryland 21204. The Trust's Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust's Part A.


Item 15. Table of Contents.



                                                                        Page
                                                                      --------
General Information and History                                          34
Investment Objective and Policies                                        35
Management                                                               38
Control Persons and Principal Holders of Securities                      43
Investment Advisory and Other Services                                   43
Portfolio Managers                                                       44
Brokerage Allocation and Other Practices                                 46
Tax Status                                                               47
Financial Statements                                                     47


Item 16. General Information and History.

     Information relating to the history of the Trust is incorporated herein by reference from Item 8 of the Trust's Part A.


Performance History of the Trust

     The Trust is the successor entity to the Campbell Multi-Strategy Fund L.L.C., which began trading in November 2003. Campbell Multi-Strategy Fund L.L.C. was converted to a Delaware statutory trust in June 2005. The rates of return presented below have been adjusted to reflect the Fund's current fees and expenses as set forth Item 3.1.

                                         Rate of Return
                          (Compounded on a compounded monthly basis)
        Month                   2005           2004           2003
        January                  1.51%           2.33%
        February                 1.02%           5.91%
        March                    0.89%           0.40%
        April                    1.68%          -4.64%
        May                      3.50%           0.39%
        June                     2.35%          -2.19%
        July                     0.65%           1.04%
        August                  -3.34%          -2.07%
        September                1.38%           0.67%
        October                  3.18%           1.60%
        November                 2.21%           4.02%          1.32%
        December                -1.16%          -0.02%          3.66%
        Year                    14.56%           7.24%          5.03%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Item 17. Investment Objective and Policies.

     The following information supplements and should be read in conjunction with Item 8 of the Trust's Part A.


     Investment Philosophy and Strategy. The Trust invests substantially all of its assets pursuant to the Multi-Strategy Portfolio. The Multi-Strategy Portfolio utilizes proprietary technical trading models to analyze both technical and fundamental market indicators and is designed to take advantage of a range of independent alpha sources. The Multi-Strategy Portfolio includes both broad-based (i.e., models that trade across a large spectrum of markets) and sector specific models.

     The trading models currently employed by the Multi-Strategy Portfolio include, but are not limited to, diversified trend-following, energy sector, equity indices, equity long/short, interest rate and foreign exchange. In evaluating which models to include in the Multi-Strategy Portfolio, each model must stand on its own (i.e., not highly correlated to other models) while being synergistic to the larger trading program. The trading models utilized by the Multi-Strategy Portfolio may change at any time, existing models may be modified and it is anticipated that the Multi-Strategy Portfolio will add additional trading models in the future.


     Campbell & Company Investment Adviser LLC (the "Adviser"), the Trust's investment adviser, believes that utilizing multiple trading models for the Trust's account provides an important level of diversification, and is most beneficial when multiple positions in each market are traded. The various trading models may not trade in every market and it is possible that one trading model may signal a long position while another trading model signals a short position in the same market. While the Adviser will attempt to offset contradictory signals to reduce unnecessary trading, if the signals are not simultaneous, both trades may be taken and, since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is the policy of the Adviser to follow trades signaled by each trading model independently.

     While the Adviser normally follows a disciplined, systematic approach to trading, on occasion, it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at the sole discretion of the Adviser, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

     The Adviser applies risk management and portfolio management strategies to measure and manage the Trust's overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, the Adviser may reduce or increase position size accordingly. Furthermore, the Adviser may, from time to time, increase or decrease the total position size held based on increases or decreases in the Trust's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

     The position size that the Adviser believes can be bought or sold in a particular market without adversely affecting price may at times be limited. In such cases, the Trust's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

     Trading Capacity of the Portfolio. The Adviser believes that it is virtually impossible to define or quantify the capacity of a portfolio with any degree of certainty. As assets under management have increased, the Adviser has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. The Adviser remains comfortable with its current asset and trading levels, and is satisfied with recent risk-adjusted returns. However, the Adviser acknowledges that there may come a time when the combination of available markets and new strategies may not be sufficient for it to add new assets without increasing the level of correlation among the strategies. If this were to occur, the Adviser would expect its risk-adjusted returns to begin to degrade. Should the Adviser ever conclude that its ability to deliver attractive risk-adjusted returns has been unduly compromised by its growth in assets under management, it may restrict or halt the flow of new assets.

     Borrowings. Although the Trust has no present intention to do so, it may in the future leverage its portfolio through borrowings, the issuance of debt securities, the issuance of preferred stock or a combination thereof (collectively, "Borrowings"). The Trust may borrow money and issue debt securities in amounts up to 33-1/3%, and may issue preferred equity securities in amounts up to 50%, of the value of its total assets to finance additional investments. The proceeds from any Borrowings will be invested in accordance with the Trust's investment objectives. The expenses of any Borrowings will be borne by the Trust and will reduce the net asset value of the Shares. No assurance can be given that the Trust will not leverage its portfolio through Borrowings.

     The use of Borrowings involves certain risks, including the likelihood of greater volatility of net asset value, the risk that fluctuations in interest or dividend rates on Borrowings may affect the return to Shareholders and increased operating costs which may reduce the Trust's total return. The Trust also may be required to maintain minimum average balances in connection with Borrowings or to pay a commitment or other fees to maintain a line of credit. Either of these requirements will increase the cost of Borrowings over the stated interest rate. The issuance of preferred equity securities involves offering expenses and other costs and may limit the Trust's freedom to pay dividends on Shares or to engage in other activities.

     Any use of Borrowings by the Trust will be premised upon the expectation that the cost of the Borrowings used to purchase additional assets will be lower than the return the Trust achieves on its investments with the proceeds of the Borrowings. Such difference in cost versus return may result from the short term nature of the Trust's Borrowings compared to the longer term nature of its investments. The Shareholders will be the beneficiaries of any such incremental return. However, it is possible that capital raised through Borrowings will be subject to interest costs or dividend payments that do not exceed the total return on the assets purchased. Should the differential between the cost of Borrowings and the return on the Trust's investments narrow, the incremental return "pick up" will be reduced. Furthermore, if long term rates rise, the net asset value per Share will reflect any decline in the value of portfolio holdings resulting therefrom.

     Borrowings create an opportunity for greater return per Share, but at the same time such Borrowing is a speculative technique in that it will increase the Trust's exposure to capital risk. To the extent the total return derived from securities purchased with funds received from Borrowings exceeds the cost of the Borrowings, the Trust's return will be greater than if Borrowings had not been used. Conversely, if the total return from the securities purchased with Borrowings is not sufficient to cover the cost of such Borrowings, the return of the Trust will be less than if Borrowings had not been used. In the latter case, the Adviser in its sole discretion may nevertheless determine to maintain the Trust's leveraged position through Borrowings if it expects that the benefits to Shareholders of maintaining the Borrowings will outweigh the reduced return. Unless the total return on assets acquired with Borrowings exceeds the cost of such Borrowings, the use of leverage will diminish the investment performance of the Trust compared with what it would have been without leverage through Borrowings.

     Certain types of Borrowings may result in the Trust being subject to covenants in credit agreements, including those relating to asset coverage, borrowing base, portfolio composition requirements and additional covenants that may affect the Trust's ability to pay dividends and distributions on the Shares in certain instances. The Trust also may be required to pledge its assets to the lenders in connection with certain types of Borrowings. Additionally, due to these covenants or restrictions, the Trust may be forced to liquidate investments at times and at prices that are not favorable to the Trust, or the Trust may be forced to forgo investments that the Adviser otherwise views as favorable. The Trust may be subject to certain restrictions on investments imposed by guidelines of one or more nationally recognized rating organizations which may issue ratings for the short term debt securities or preferred equity securities issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Adviser does not anticipate that any such covenants, restrictions or guidelines will adversely affect its ability to manage the Trust's portfolio in accordance with the Trust's investment objectives and policies.

     Under the 1940 Act, the Trust is not permitted to incur indebtedness unless immediately after such incurrence the Trust has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33-1/3% of the value of the Trust's total assets, as calculated immediately after the incurrence of such indebtedness). Additionally, under the 1940 Act, the Trust may not declare any dividend (except a dividend payable in capital securities of the Trust) or other distribution upon any class of its capital securities, or purchase any such capital securities, unless the aggregate indebtedness of the Trust has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be. Under the 1940 Act, the Trust is not permitted to issue preferred equity securities unless immediately after such issuance the Trust has an asset coverage of at least 200% of the liquidation value of the outstanding preferred equity securities (i.e., such liquidation value may not exceed 50% of the value of the Trust's total assets, as calculated immediately after the issuance of such preferred equity securities). In addition, the Trust is not permitted to declare any dividend (except a dividend payable in Shares) or other distribution on its Shares unless, at the time of such declaration, the Trust has an asset coverage (determined after deducting the amount of such dividend or distribution) of at least 200% of such liquidation value. In the event preferred equity securities are issued, the Trust intends, to the extent possible, to purchase or redeem preferred equity securities from time to time to maintain an asset coverage of any preferred stock of at least 200%.

     With respect to Borrowings, "asset coverage" under the 1940 Act means the ratio which the value of the Trust's total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940
Act), bears to the aggregate amount of such borrowings or indebtedness of the Trust. With respect to preferred equity securities, "asset coverage" under the 1940 Act means the ratio which the value of the Trust's total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing borrowings or indebtedness plus the aggregate of the involuntary liquidation preference of such preferred equity securities. Under the 1940 Act, the involuntary liquidation preference of preferred equity securities is the amount to which such preferred equity securities would be entitled on involuntary liquidation of the Trust in preference to a security junior to it (i.e., the Shares).

     The Trust's willingness to borrow money and issue debt securities or preferred equity securities for investment purposes, and the amount it will borrow or issue, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy through Borrowings depends on the Adviser's ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy through Borrowings will be successful during any period in which it is employed.

     Until the Trust borrows or issues preferred equity securities, the Shares will not be leveraged through Borrowings, and the risks and special considerations related to Borrowings described herein will not apply. Such leveraging of the Shares through Borrowings cannot be fully achieved until the proceeds resulting from the Borrowings have been invested in accordance with the Trust's investment objectives and policies.


     Derivatives. As a closed-end investment company registered with the SEC, the Trust is subject to the federal securities laws, including the 1940 Act, related rules, and various SEC and SEC staff positions. In accordance with these positions, with respect to certain kinds of derivatives, the Trust must "set aside" (referred to sometimes as "asset segregation") liquid assets, or engage in other SEC- or staff-approved measures, while the derivatives contracts are open. For example, with respect to forwards and futures contracts that are not contractually required to "cash-settle," the Trust must cover its open positions by setting aside liquid assets equal to the contracts' full, notional value. With respect to forwards and futures that are contractually required to "cash-settle," however, the Trust is permitted to set aside liquid assets in an amount equal to the Trust's daily marked-to-market (net) obligations, if any (i.e., the Trust's daily net liability, if any), rather than the notional value. By setting aside assets equal to only its net obligations under cash-settled forward and futures contracts, the Trust will have the ability to employ leverage to a greater extent than if the Trust were required to segregate assets equal to the full notional value of such contracts. The use of leverage involves certain risks. See "Risk Factors." The Trust reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions articulated from time to time by the SEC and its staff.


     Portfolio Turnover. The Trust may dispose of securities without regard to the length of time they have been held when such actions appear advisable based on the trading models included in the Multi-Strategy Portfolio. Since the Adviser trades securities based on the trading models included in the Multi-Strategy Portfolio, it is impossible to predict, with any degree of certainty, the portfolio turnover rate for the Trust. A high portfolio turnover rate bears certain tax consequences and results in greater transaction costs, which are borne directly by the Trust.

     Repurchase Offers. It is a fundamental policy of the Trust to make offers to repurchase its shares at quarterly intervals pursuant to Rule 23c-3 under the 1940 Act, and the Board of Trustees may place such conditions and limitations on the repurchase offers as may be permitted under that rule. Repurchase offers may be suspended or postponed only under certain circumstances as provided for in Rule 23c-3 under the 1940 Act.


     Commodities. The Trust may not take or make actual delivery of commodities. The Trust may invest in commodities futures contracts, forward contracts or options. The Trust will enter into equal but offsetting positions to avoid any delivery obligations under commodities futures contracts, forward contracts or options.

Item 18. Management

Board of Trustees

     The Trust's Board of Trustees has overall responsibility for monitoring and overseeing the investment program of the Trust and its management and operations. The Board of Trustees will monitor and oversee the business affairs of the Trust, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Trust's business. The Board of Trustees exercises the same powers, authority and responsibilities on behalf of the Trust as are customarily exercised by the directors of an investment company registered under the 1940 Act organized as a corporation.

     The Trustees, in their capacity as such, are not Shareholders of the Trust and, accordingly have no liability as a Shareholder. Trustees will not contribute to the capital of the Trust in their capacity as Trustees, but may subscribe for Shares, subject to the eligibility requirements described herein.

Trustees and Officers

     Any vacancy on the Board of Trustees may be filled by the remaining Trustees, except to the extent the 1940 Act requires the election of Trustees by the Shareholders. The Trust's Officers are appointed by the Trustees and oversee the management of the day-to-day operations of the Trust under the supervision of the Board of Trustees. One of the Trustees and all of the Officers of the Trust are directors, officers or employees of the Adviser and its affiliates. The other Trustees are not affiliated with the Adviser or its affiliates and are not "interested persons" as defined under Section 2(a)(19) of the 1940 Act (the "Independent Trustees"). The Trustees and Officers of the Trust also may be directors and officers of other investment companies. To the fullest extent allowed by applicable law, including the 1940 Act, the Trust Agreement indemnifies the Trustees and Officers for all costs, liabilities and expenses that they may experience as a result of their service to the Trust as a Trustee or Officer, as applicable.

     Certain biographical and other information of the Independent Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of other registered investment companies overseen and any public directorships/trusteeships held.


                                                                                             Number of
                                                                                            Portfolios
                                                Term of                                       in Fund
                            Position(s)      Office** and                                     Complex     Other Public
   Name, Address* and        Held with         Length of        Principal Occupation(s)     Overseen by   Trusteeships/
     Age of Trustee          the Trust        Time Served       During Past Five Years      Trustee/***   Directorships
------------------------  ---------------  -----------------  -----------------------------  -------------  -------------

                                                                      Senior Vice
                                                                President/Principal of
                                                                  Colliers Pinkard, a
                                                                commercial real estate
                                                                  leasing, sales and
                                           Trustee since          property management
Douglas W. Brinkley (41)      Trustee      2005               consulting firm, since 1986       One           None
------------------------  ---------------  -----------------  -----------------------------  -------------  -------------


                                                                  President, Fleming
                                                                Financial Services, P.C.,
                                                                since 1999; Partner,
                                                                Arthur F. Bell, Jr. &
                                                               Associates, L.L.C., a public
                                                                accounting firm, from 1992
                                                                   to 1999; Manager,
                                           Trustee since         PricewaterhouseCoopers
 Russell A. Fleming (41)      Trustee      2005                        LLP, from 1992             One           None
------------------------  ---------------  -----------------  -----------------------------  -------------  -------------

                                                                Partner, Global Domain
                              Trustee;                        Partners, LLC, since 2004;
                           Chairman of                        Director, Wachovia Capital
                             the Board                           Markets LLC and Vice
                                of         Trustee since          President, Wachovia
 Robert G. Merrick (47)       Trustees     2005               Corporation from 2000 to 2004      One           None
------------------------  ---------------  -----------------  -----------------------------  -------------  -------------



------------------------------------------------------------------------------

     * The address of each Independent Trustee is c/o The Campbell Multi-Strategy Trust, 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204.

     ** Each Trustee serves until his or her successor is elected and qualified or until his or her death, resignation, or removal as provided in the Trust's Bylaws, Trust Agreement or by statute.

     *** As of the date hereof, the Trust is the only investment vehicle managed by the Adviser or its affiliates that is registered under the 1940 Act.

     Certain biographical and other information relating to the Trustee who is an "interested person" of the Trust as defined in the 1940 Act (the "Interested Trustee") and to the other Officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of other registered investment companies overseen and any public directorships/trusteeships held.


                                                                                          Number of
                                                                                         Portfolios in
                                              Term of                                     Fund Complex
                           Position(s)      Office** and                                  Overseen by    Other Public
     Name, Address*         Held with         Length of        Principal Occupation(s)      Trustee/     Trusteeships/
        and Age             the Trust        Time Served       During Past Five Years      Officer***    Directorships
------------------------ -------------- ------------------ ----------------------------- ------------- ----------------

    Bruce L. Cleland      Trustee,        Trustee, Chief      Chief Executive Officer         One            None
        (57)****          Chief           Executive          of Campbell & Company, an
                          Executive       Officer and          affiliate of the Adviser
                          Officer and     President since     and registered commodity
                          President       2005                 trading advisor, since
                                                                1997, President and
                                                               Director thereof since
                                                               1994; Chief Executive
                                                              Officer and President of
                                                                the Adviser since its
                                                                 inception in 2005.

 Theresa D. Becks (42)    Treasurer,      Treasurer, Chief    Chief Financial Officer         None           None
                          Chief           Financial          and Treasurer of Campbell
                          Financial       Officer and         & Company, an affiliate
                          Officer and     Assistant              of the Adviser and
                          Assistant       Secretary since      registered commodity
                          Secretary       2005                trading advisor, since
                                                               1992, Secretary and
                                                              Director thereof since
                                                              1994; Treasurer, Chief
                                                              Financial Officer and
                                                              Assistant Secretary of
                                                              the Adviser since its
                                                                inception in 2005.



                                      39



                                                                                          Number of
                                                                                         Portfolios in
                                              Term of                                     Fund Complex
                           Position(s)      Office** and                                  Overseen by    Other Public
     Name, Address*         Held with         Length of        Principal Occupation(s)      Trustee/     Trusteeships/
        and Age             the Trust        Time Served       During Past Five Years      Officer***    Directorships
------------------------ -------------- ------------------ ----------------------------- ------------- ----------------
  Kevin M. Heerdt (47)    Vice            Vice President      Executive Vice President        None           None
                          President and   and Chief          of Campbell & Company, an
                          Chief           Operating           affiliate of the Adviser
                          Operating       Officer since       and registered commodity
                          Officer         2005                 trading advisor, since
                                                               2003, Chief Operating
                                                               Officer thereof since
                                                              2005; Vice President and
                                                              Chief Operating Officer
                                                              of the Adviser since its
                                                                 inception in 2005;
                                                               self-employed through
                                                             Integrity Consulting from
                                                               2002 to 2003; Managing
                                                             Director at Moore Capital
                                                                Management, Inc., an
                                                             investment advisory firm,
                                                                 from 1999 to 2002.


Thomas P. Lloyd (46)      Secretary,      Secretary, Chief      General Counsel and           None           None
                          Chief           Compliance               Executive Vice
                          Compliance      Officer and           President-Legal and
                          Officer and     Assistant           Compliance of Campbell &
                          Assistant       Treasurer since     Company, an affiliate of
                          Treasurer       2005                    the Adviser and
                                                                registered commodity
                                                               trading advisor, since
                                                              September 2005; employed
                                                                  by Deutsche Bank
                                                                 Securities Inc. in
                                                                 several positions,
                                                                 including Managing
                                                              Director and head of the
                                                              legal group for Deutsche
                                                                Bank Alex Brown, the
                                                              Private Client Division
                                                             of DBSI from 1999 to 2005.


  James M. Little (59)    Vice President  Vice President      Executive Vice President        None           None
                                          since 2005         of Campbell & Company, an
                                                              affiliate of the Adviser
                                                              and registered commodity
                                                               trading advisor, since
                                                               1990, Director thereof
                                                                  since 1992; Vice
                                                              President of the Adviser
                                                              since its inception in
                                                                       2005.



     --------------

     * The address of each Trustee and Officer listed is c/o Campbell & Company Investment Adviser LLC, 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204.

     ** Each Trustee and Officer serves until his or her successor is elected and qualified or until his or her death, resignation, or removal as provided in the Trust's Bylaws, Trust Agreement or by statute.

     *** As of the date hereof, the Trust is the only investment vehicle managed by the Adviser or its affiliates that is registered under the 1940 Act.

     **** Mr. Cleland is an "interested person" of the Trust, as defined in the 1940 Act, based on his positions with the Adviser and Campbell & Company

Share Ownership

     Information relating to each Trustee's ownership of Shares in the Trust is set out in the chart below:

     Name                    Aggregate Dollar Ownership of Shares in the Trust
     ----                    -------------------------------------------------

     Interested Trustee

     Bruce L. Cleland                            None

     Independent Trustees

     Douglas W. Brinkley                         None

     Russell A. Fleming                          None

     Robert G. Merrick                           None

     As of the date hereof, Campbell & Company owned all of the Trust's outstanding Shares; none of the Trustees and Officers of the Trust owned any of the Trust's outstanding Shares. As of the date hereof, none of the Independent Trustees of the Trust or their immediate family members owned beneficially or of record any securities in the Adviser.

Compensation

     Each Independent Trustee receives an aggregate annual retainer of $4,000 for his services to the Trust, paid quarterly. In addition, each Independent Trustee receives a fee of $4,000 per in-person Board or committee meeting attended.

     The following table sets forth the approximate aggregate compensation the Trust expects to pay to the Independent Trustees for their first full fiscal year of service:



                                                                                   Pension or
                                                                          Retirement Benefits Accrued
     Name                    Aggregate Compensation from the Trust*        as Part of Trust Expense
     -------------------     --------------------------------------       ---------------------------

     Douglas W. Brinkley                   $20,000**                                 None

     Russell A. Fleming                    $20,000**                                 None

     Robert G. Merrick                     $20,000**                                 None


--------------


* As of the date hereof, the Trust is the only investment vehicle managed by the Adviser or its affiliates that is registered under the 1940 Act.
**   To date, each Trustee has received $14,000.


Committees


     Each Independent Trustee is a member of the Trust's Audit Committee. The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust's independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Trust management and such independent registered public accounting firm. The Audit Committee's responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Trust; (ii) discuss with the independent registered public accounting firm certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent registered public accounting firm or any other results of any audit; (iii) ensure that the independent registered public accounting firm submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent registered public accounting firm and recommend that the Board of Trustees take appropriate action in response thereto to satisfy itself of the independent registered public accounting firm's independence; and (iv) consider the comments of the independent registered public accounting firm with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls and Trust management's responses thereto. The Audit Committee may retain independent legal counsel to assist it in connection with these duties. The Audit Committee met once during the fiscal year ended December 31, 2005.


     Each Independent Trustee is also a member of the Board's Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as Independent Trustees of the Trust and to recommend any such nominees for consideration by the full Board of Trustees. While the Nominating Committee is solely responsible for the selection and nomination of the Trust's Independent Trustees, the Nominating Committee may consider nominations for the office of Trustee made by investors in the Trust or by Trust management as it deems appropriate. Shareholders who wish to recommend a nominee for Trustee should send nominations to the Secretary of the Trust that include the biographical information and set forth the qualifications of the proposed nominee.

Approval of the Investment Advisory Agreement


     In connection with the Board of Trustees' consideration of the investment advisory agreement between the Trust and the Adviser (the "Investment Advisory Agreement") at its June 29, 2005 meeting, the Board specifically requested and received from the Adviser information concerning the fees charged by the Adviser for services to be rendered to the Trust by the Adviser. The Board also received information comparing the Trust's fee rate for advisory and other services and ratios for management expenses, investment-related expenses and total expenses to those of other closed-end investment companies and commodity pools deemed comparable. The Board of Trustees considered the compensation to be paid to the Adviser and other direct and indirect benefits to be received by the Adviser, the services to be provided to the Trust by the Adviser under the Investment Advisory Agreement, as well as other services to be provided by the Adviser under other agreements, and the personnel who will provide these services. In addition to the investment advisory services to be provided to the Trust, the Adviser will provide certain administrative services, shareholder services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. Based on the information received, the Board of Trustees concluded that the Trust would benefit from those services.

     In reviewing the Investment Advisory Agreement, the Board of Trustees focused on the experience, resources and strengths of the Adviser and its affiliates in managing alternative investment products, including the Adviser's and its affiliates' experience in advising a number of unregistered funds that have investment objectives and strategies similar to those of the Trust. The Board considered the amount of assets under the management of the Adviser and its affiliates, as well as the experience of the Adviser, its affiliates and their personnel. The Board noted that the Adviser and/or its affiliates have over thirty two years' experience creating and managing alternative investment vehicles and, consequently, the Board concluded that the Adviser and its affiliates have a high level of expertise in providing asset management services and that the Trust will benefit from that expertise.


     The Board of Trustees also reviewed the compliance and administrative services to be provided to the Trust by the Adviser, including its oversight of the Trust's day-to-day operations. The Board of Trustees also focused on the quality of the Adviser's compliance and administrative staff. The Board of Trustees noted that, historically, the compliance and administrative services provided by the Adviser and/or its affiliates to other funds were of a sufficiently high quality to be likely to benefit the Trust.

     In reviewing the Investment Advisory Agreement, the Board of Trustees evaluated the Trust's fee rate for advisory services as compared to the fee rate of other comparable alternative investment vehicles. In particular, the Board of Trustees noted that the Trust's contractual advisory fee rate and performance fee rate were each consistent with the fee rates of other comparable alternative investment vehicles. Based upon information reviewed and their discussion, the Board of Trustees concluded that the advisory fee rate and performance fee rate were each reasonable in relation to the services to be provided by the Adviser to the Trust, as well as the costs likely to be incurred and benefits to be gained by the Adviser in providing such services. The Board of Trustees also found the investment advisory fees and total expense ratio to be reasonable in comparison to the fees charged by other comparable funds of similar size.

Code of Ethics

     The Trust and the Adviser have adopted a code of ethics (the "Code of Ethics") in compliance with Rule 17j-1 of the 1940 Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including making investments in the securities that may be purchased or held by the Trust. The Code of Ethics may be examined on the SEC's website at www.sec.gov. In addition, the Code of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Copies of the Code of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

Voting of Proxies

     The Board of Trustees has delegated to the Adviser authority to vote all proxies that may be received by the Trust from any of its portfolio investments. The Adviser has adopted policies and procedures ("Proxy Voting Procedures") regarding the voting of such proxies, which Proxy Voting Procedures have been reviewed and approved by the Board of Trustees. The Proxy Voting Procedures are designed to ensure that the voting of proxies is free from unwarranted and inappropriate influences and that real (or perceived) material conflicts of interest that may arise are properly addressed and resolved. Although the Proxy Voting Procedures set forth general proxy voting policies for the Adviser and specify how those policies are to be applied to proxy votes, the Adviser may determine in its sole discretion to vote a particular proxy in a manner contrary to its generally stated policies if it deems it to be in the best interests of the Trust to do so.

Item 19. Control Persons and Principal Holders of Securities.


     As of February 1, 2006, Campbell & Company owns approximately 100% of the Shares of the Trust.


Item 20. Investment Advisory and Other Services.

     The following information supplements and should be read in conjunction with Item 9 in the Trust's Part A.

     Pursuant to the Investment Advisory Agreement, the Trust pays the Adviser a monthly management fee at the annual rate of 2% of the Trust's average month-end net assets (the "Management Fee"). Net assets for these purposes means the total value of all assets of the Trust, less an amount equal to all accrued debts, liabilities and obligations. The Management Fee is computed based on the Trust's net assets as of the end of business on the last business day of each month, after adjustment for any subscriptions made at the beginning of that month, and will be due and payable in arrears, generally within 20 business days after the end of the month. The Management Fee is paid out of and reduces the Trust's net assets.


     The Trust also pays the Adviser a quarterly Performance Fee of 20% of the aggregate cumulative appreciation (if any) of the Trust's net assets, including interest income, and as adjusted for subscriptions and repurchases on a cumulative high water mark basis. "Aggregate cumulative appreciation" means the total increase in Share value from the commencement of trading, minus the total increase in Share value for all prior quarters, multiplied by the number of Shares outstanding. The Performance Fee is paid only on profits attributable to Shares outstanding. The Performance Fee is accrued monthly and paid quarterly.


     If any payment is made by the Trust to the Adviser with respect to a Performance Fee, and the Trust thereafter incurs a net loss, the Adviser will retain the amount previously paid. Thus, the Adviser may be paid a Performance Fee during a year in which the Trust overall incurred net losses. Trading losses shall be carried forward and no further Performance Fees may be paid until the prior losses have been recovered. Similarly, the Adviser's performance based compensation will be based on unrealized, as well as realized, gains. There can be no assurance that such gains will, in fact, ever be recognized. Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.

     For example, assume the Trust paid a Performance Fee at the end of the fourth quarter of 2004 and assume that the Trust recognized trading profits and interest income (net of all brokerage fees and other expenses) of $200,000 during the first quarter of 2005. The aggregate cumulative appreciation for the quarter would be $200,000 and the Adviser's Performance Fee would be $40,000 (0.2 x $200,000). Now assume that the Trust paid a Performance Fee at the end of the third quarter of 2004, but did not pay a Performance Fee at the end of the fourth quarter of 2004 because it had trading losses of $100,000. If the Trust recognized trading profits and interest income of $200,000 (net of all brokerage fees and other expenses) at the end of the first quarter of 2005, the aggregate cumulative appreciation for the quarter would be $100,000 ($200,000 - $100,000 loss carryforward) and the Adviser's Performance Fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no Shareholder has added or redeemed Shares during this sample time frame.

     If the net asset value per Share at the time when a particular investor acquires Shares is lower than the net asset value per Share as of the end of the most recent prior calendar quarter for which a Performance Fee was payable (due to losses incurred between such quarter-end and the subscription date), such Shares might experience a substantial increase in value after the subscription date yet pay no Performance Fee as of the next calendar quarter-end because the Trust as a whole has not experienced aggregate cumulative appreciation.

     If a Performance Fee accrual is in effect at the time when particular Shares are purchased (due to gains achieved prior to the applicable subscription date), the net asset value per Share reflects such accrual. In the event the net asset value of the Trust declines after the subscription date, the Performance Fee accrual is "reversed" and such reversal is credited to all Shares equally, including the Shares which were purchased at a net asset value per Share which fully reflected such accrual.


     The Investment Advisory Agreement generally provides that the Adviser shall provide the Trust with investment research, advice and supervision, shall continuously furnish an investment program for the Trust and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be traded pursuant to the various trading portfolios offered by the Adviser, subject always to the restrictions set forth in the Trust Agreement and the provisions of the 1940 Act. The Investment Advisory Agreement also authorizes the Adviser to engage third party service providers, including, but not limited to, custodians, depositories, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons as are necessary or desirable to assist with the operation of the Trust. The Investment Advisory Agreement is terminable without penalty upon sixty (60) days' prior written notice by the Board of Trustees, or by vote of a majority of the outstanding voting securities of the Trust, or by the Adviser also upon sixty (60) days' prior written notice. The Investment Advisory Agreement will continue in effect from year to year after its initial two-year term if the continuance is approved annually by the Board of Trustees (including a majority of the Independent Trustees) by vote cast in person at a meeting called for the purpose of voting on such continuance. The Investment Advisory Agreement provides that it will terminate in the event of its "assignment", as defined by the 1940 Act and the rules under that act.


     The custodian for the Trust's assets is Investors Bank & Trust Company, 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130.

     The Trust's independent registered public accounting firm is Deloitte & Touche LLP, its principal business address is located at Two World Financial Center, New York, NY 10281-1414.

Item 21. Portfolio Managers

     The following information supplements and should be read in conjunction with Item 9 of the Trust's Part A.


Other Funds and Accounts Managed by Portfolio Managers as of December 31, 2005



                                                       Number of Accounts and Assets for Which
                                                         Advisory Fee is Performance-Based**

                                        Registered                  Other Pooled                     Other
                                   Investment Companies          Investment Vehicles               Accounts
                               ---------------------------   --------------------------   --------------------------

William C. Clarke, III*                      0                           7                            31
                                            $0                     $7,662,967,198               $4,092,881,324
Bruce L. Cleland*                            0                           7                            31
                                            $0                     $7,662,967,198               $4,092,881,324
Kevin M. Heerdt*                             0                           7                            31
                                            $0                     $7,662,967,198               $4,092,881,324

------------

* William C. Clarke, III, Bruce L. Cleland and Kevin M. Heerdt comprise the Risk Committee. See "Management - Portfolio Management".
** All of the Pooled Investment Vehicles and Accounts overseen by the Risk Committee have a performance based fee.

Portfolio Manager Compensation


     The Risk Committee members are compensated by Campbell & Company, Inc., the managing member and sole owner of the Adviser. The elements of total compensation for the Risk Committee members are base salary and profit sharing, which is based on the annual pre-tax earnings of Campbell & Company (a Subchapter S corporation) as well as other employee benefits.


     Base Salary. Similar to that of many asset management firms, base salaries, which are fixed, represent a relatively small portion of the Risk Committee members' total compensation. This approach serves to enhance the motivational value of the performance-based (and therefore variable) profit-sharing element of a Risk Committee member's compensation.


     Performance-Based Profit Sharing. The profit sharing portion of the compensation for each Risk Committee member is based on the pre-tax earnings of Campbell & Company, and, as such, will be a product of the advisory and performance-based fees earned through the management of the Trust, the Other Pooled Investment Vehicles, and the Other Accounts mentioned above (See
-Other Funds and Accounts Managed by Portfolio Managers as of December 31,
2005). Other factors, such as expenses, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, workforce diversity, technology and innovation, will also contribute to the profitability of the Adviser and its affiliates, and will therefore affect the profit sharing aspect of the Risk Committee member's compensation.


     Performance-based profit sharing is distributed to the Risk Committee members in cash.

     The Adviser strongly believes that providing performance-based compensation and equity ownership aligns the interests of the Risk Committee members with the interests of the Shareholders. This approach ensures that certain Risk Committee members participate in both the "downside risk" and "upside opportunity" of the performance of the Adviser and its affiliates. Risk Committee members therefore have a direct incentive to protect the Adviser's reputation and integrity.

     Other Benefits. Risk Committee members are also eligible to participate in broad-based plans offered generally to employees of Campbell & Company and its affiliates, including broad-based 401(k), health, and other employee benefit plans.

Potential Material Conflicts of Interest

     Real, potential or apparent conflicts of interest may arise when a portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account, including the following:

     Certain investments may be appropriate for the Trust and also for other clients advised by the Adviser and its affiliates, including other client accounts managed by the Trust's portfolio management team. Investment decisions for the Trust and other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment and the size of their investments generally. From time to time, a particular security may be bought or sold for only one client or in different amounts and at different times for more than one, but less than all, clients. Likewise, because clients of the Adviser and its affiliates may have differing investment strategies, a particular security may be bought for one or more clients when one or more other clients are selling the security. The investment results for the Trust may differ from the results achieved by other clients of the Adviser and its affiliates. In addition, purchases or sales of the same security may be made for two or more clients on the same day. In such event, such transactions will be allocated among the clients in a manner believed by the Adviser and its affiliates to be equitable to each client. The Adviser will not determine allocations based on whether it receives a performance based fee from a client. In some cases, the allocation procedure could have an adverse effect on the price or amount of the securities purchased or sold by the

Trust. Purchase and sale orders for the Trust may be combined with those of other clients of the Adviser and its affiliates in the interest of achieving the most favorable net results to the Trust.

     To the extent that the Trust's portfolio management team has responsibilities for managing accounts in addition to the Trust, the portfolio managers will need to divide their time and attention among relevant accounts.

     In some cases, a real, potential or apparent conflict may also arise where (i) the Adviser may have an incentive, such as a performance based fee, in managing one account and not with respect to other accounts it manages, or
(ii) where a member of the Trust's portfolio management team owns an interest in one fund or account he or she manages and not another account he or she manages.


Ownership of Securities

     Name                                 Aggregate Dollar Ownership of Shares in the Trust
     ----                                 -------------------------------------------------

     William C. Clarke, III               $0

     Bruce L. Cleland                     $0

     Kevin M. Heerdt                      $0


Item 22. Brokerage Allocation and Other Practices.

     The Board of Trustees has adopted procedures designed to ensure that brokerage commission rates paid by the Trust will be fair and reasonable within the meaning of the 1940 Act. Transactions on U.S. stock and/or futures exchanges and on some non-U.S. stock and/or futures exchanges involve the payment of negotiated brokerage commissions. No stated commission is generally applicable to instruments traded in over-the-counter markets, but the prices of those instruments include undisclosed commissions.

     The Adviser will generally select brokers and dealers to effect transactions on behalf of the Trust and seek to obtain best price and execution for such transactions, taking into account such factors as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. The Adviser generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

     Consistent with seeking best price and execution, the Adviser may place brokerage orders with brokers that may provide the Adviser and/or its affiliates with supplemental research, market and statistical information ("soft dollar items"), including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Adviser and/or its affiliates are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Adviser in providing services to clients other than the Trust. In addition, not all of the supplemental information is used by the Adviser in connection with the Trust. Conversely, the information provided to the Adviser and/or its affiliates by brokers and dealers through which other clients of the Adviser and/or its affiliates effect securities transactions may be useful to the Adviser in providing services to the Trust.

     Section 28(e) of the Securities Exchange Act of 1934, specifically permits the use of research-related soft dollar items in the manner described above. Soft dollar items that are not research-related are, however, outside the scope of Section 28(e). Soft dollars not generated through agency transactions in securities (for example, those generated with respect to certain types of derivatives transactions) are also outside the Section 28(e) safe harbor. The Adviser and/or its affiliates may receive soft dollar items outside the safe harbor. Such items can and do include direct telephone lines provided by executing banks and brokers to the Adviser which connect directly to their trading desks, and trade-related software.

Item 23. Tax Status.

     It is anticipated that the Trust will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Additionally, it is anticipated that the Trust will not be treated as a "publicly traded" entity taxable as a corporation.

     If it were determined that the Trust should be treated as an association or a "publicly traded" entity taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Trust would be subject to corporate income tax when recognized by the Trust; distributions of that income, other than in certain repurchases of Shares, would be treated as dividend income eligible for taxation at long-term capital gain rates when received by the Shareholders to the extent of the current and accumulated earnings and profits of the Trust (as determined under U.S. federal income tax principles); and Shareholders would not be entitled to report profits or losses realized by the Trust. This would result in a significant reduction in the after-tax return to the Shareholders.

Item 24. Financial Statements.

(1) Financial Statements


Campbell Multi-Strategy Fund L.L.C.

Report of Independent Registered Public Accounting Firm                                                         48
Statement of Assets and Liabilities as of December 31, 2004                                                     49
Schedule of Investments in Securities as of December 31, 2004                                                   50
Statement of Operations for the Year Ended December 31, 2004                                                    55
Statements of Changes in Unitholders' Capital (Net Assets) for the Year Ended December 31, 2004 and for
         the Period November 6, 2003 to December 31, 2003                                                       56
Notes to Financial Statements                                                                                   57

The Campbell Multi-Strategy Trust (formerly, Campbell Multi-Strategy Fund L.L.C.)


Statement of Assets and Liabilities as of June 30, 2005 (Unaudited)                                             63
Schedule of Investments in Securities as of June 30, 2005 (Unaudited)                                           64
Statement of Operations for the Six Months Ended June 30, 2005 (Unaudited)                                      68
Statements of Changes in Shareholders' Capital (Net Assets) for the Six Months Ended June 30, 2005
         (Unaudited) and the Year Ended December 31, 2004 (Audited)                                             69
Notes to Financial Statements (Unaudited)                                                                       70



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders
Campbell Multi-Strategy Fund L.L.C.

We have audited the accompanying statement of assets and liabilities of Campbell Multi-Strategy Fund L.L.C. (the "Fund"), including the schedule of investments in securities, as of December 31, 2004, and the related statement of operations for the year then ended, and the statements of changes in unitholders' capital (net assets) and the financial highlights for the year ended December 31, 2004 and for the period November 6, 2003 (commencement of operations) to December 31, 2003. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Campbell Multi-Strategy Fund L.L.C. as of December 31, 2004, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for the year ended December 31, 2004 and for the period November 6, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                 /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
October 24, 2005

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                      STATEMENT OF ASSETS AND LIABILITIES
                               December 31, 2004
                      -----------------------------------

ASSETS
   Equity in commodity broker trading account
      Cash                                                                                     $     4,329,298
      Unrealized gain on open futures contracts                                                         49,902
      United States government securities                                                            1,693,778
                                                                                               ---------------

             Deposits with commodity broker                                                          6,072,978

   Investment securities at value (cost - $17,128,769)                                              17,160,169
   Cash deposits with securities broker                                                              6,485,368
   Receivable for securities sold                                                                    3,292,735
   Cash and cash equivalents                                                                         2,971,675
   United States government securities                                                               4,483,683
   Unrealized (loss) on open forward currency contracts                                               (409,482)
   Interest and dividends receivable                                                                    45,278
                                                                                               ---------------

             Total assets                                                                           40,102,404
                                                                                               ---------------

LIABILITIES
   Securities sold short at value (proceeds - $16,451,898)                                          17,123,153
   Payable for securities purchased                                                                  3,246,290
   Accounts payable                                                                                     17,261
   Commissions and other trading fees on open futures and forward currency contracts                     3,095
   Securities brokerage fees                                                                             9,252
   Dividends payable                                                                                    12,188
                                                                                               ---------------

             Total liabilities                                                                      20,411,239
                                                                                               ---------------

NET ASSETS                                                                                     $    19,691,165
                                                                                               ===============
UNITHOLDERS' CAPITAL (Net Assets)
   Managing Member - 10,306.262 units outstanding at December 31, 2004                         $    11,829,424
   Other Unitholders - 6,849.423 units outstanding at December 31, 2004                              7,861,741
                                                                                               ---------------

             Total unitholders' capital (Net Assets) (equivalent to $1,147.79 per unit
                based on 17,155.685 units outstanding)                                         $    19,691,165
                                                                                               ===============

                                   (See accompanying notes)

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                     SCHEDULE OF INVESTMENTS IN SECURITIES
                               December 31, 2004
                     -------------------------------------

INVESTMENT SECURITIES
---------------------

                                                                                            % of Net
Common Stocks (United States)                             Shares            Value          Asset Value
-----------------------------                             ------            -----          -----------
    Basic Materials
         Crane Co.                                         7,733       $     223,020           1.13%
         Placer Dome Inc.                                 12,206             230,205           1.17%
         Praxair Inc.                                      6,263             276,511           1.40%
         Worthington Industries Inc.                      10,452             204,650           1.04%
         Other                                                               760,529           3.87%
                                                                         --------------    ------------
                                                                           1,694,915           8.61%
                                                                         --------------    ------------
    Capital Goods
         Ashland Inc.                                      5,921             345,668           1.76%
         Dycom Industries Inc. *                           8,478             258,749           1.31%
         General Dynamics Corp.                            3,000             313,800           1.59%
         Other                                                               626,611           3.18%
                                                                         --------------    ------------
                                                                           1,544,828           7.84%
                                                                         --------------    ------------
    Conglomerates
         Other                                                                11,727           0.06%
                                                                         --------------    ------------

    Consumer, Cyclical
         Fossil Inc. *                                     9,405             241,144           1.22%
         Harman International Industries Inc.              2,740             347,980           1.77%
         Other                                                               326,650           1.66%
                                                                         --------------    ------------
                                                                             915,774           4.65%
                                                                         --------------    ------------
    Consumer, Non-cyclical
         Procter & Gamble Co.                              4,007             220,706           1.12%
         Other                                                               475,751           2.42%
                                                                         --------------    ------------
                                                                             696,457           3.54%
                                                                         --------------    ------------
    Energy
         Smith International Inc. *                        6,364             346,265           1.76%
         Other                                                               425,470           2.16%
                                                                         --------------    ------------
                                                                             771,735           3.92%
                                                                         --------------    ------------
    Financial
         American Express Co.                              6,123             345,154           1.75%
         Associated Banc-Corp.                             6,144             204,165           1.04%
         Greater Bay Bancorp.                              9,626             268,373           1.36%
         Jefferies Group Inc.                              5,578             224,682           1.14%
         Other                                                               640,332           3.25%
                                                                         --------------    ------------
                                                                           1,682,706           8.54%
                                                                         --------------    ------------
    Healthcare
         American Healthways Inc. *                        8,480             280,179           1.42%
         Biomet Inc.                                       7,977             346,122           1.76%
         Cooper Companies Inc.                             3,625             255,889           1.30%
         Gilead Sciences Inc. *                            6,767             236,777           1.20%
         Medicis Pharmaceutical Corp., Class A             9,205             323,188           1.64%
         Millennium Pharmaceuticals Inc. *                16,959             205,882           1.05%
         Pharmaceutical Product Development *              5,518             227,838           1.16%
         Other                                                               540,179           2.74%
                                                                         --------------    ------------
                                                                           2,416,054          12.27%
                                                                         --------------    ------------
    Service
         American Greeting Corp., Class A                  9,707             246,072           1.25%
         Automatic Data Processing Inc.                    4,753             210,796           1.07%
         Ryder Systems Inc.                                7,411             354,023           1.80%
         Urban Outfitters Inc. *                           7,915             351,426           1.78%
         Other                                                             1,326,177           6.74%
                                                                         --------------    ------------
                                                                           2,488,494          12.64%
                                                                         --------------    ------------

                                   (See accompanying notes)


--------------
* - Non-income producing security.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
               SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
                               December 31, 2004
               -------------------------------------------------


INVESTMENT SECURITIES (Continued)
---------------------------------

                                                                                                % of Net
Common Stocks (United States) (Continued)                     Shares            Value          Asset Value
-----------------------------------------                     ------            -----          -----------
    Technology
         ATI Technologies Inc.*                               12,043         $    233,514           1.19%
         Danaher Corp.                                         5,338              306,455           1.56%
         Harris Corp.                                          5,598              345,900           1.76%
         Plantronics Inc.                                      7,412              307,376           1.56%
         Symantec Corp. *                                      9,890              254,766           1.29%
         Other                                                                  1,462,672           7.42%
                                                                             --------------    ------------
                                                                                2,910,683          14.78%
                                                                             --------------    ------------
    Transportation
         Overseas Shipholding Group Inc.                       6,263              345,718           1.76%
         Other                                                                    127,913           0.65%
                                                                             --------------    ------------
                                                                                  473,631           2.41%
                                                                             --------------    ------------
    Utilities
         First Energy Corp.                                    6,182              244,251           1.24%
         Other                                                                    363,544           1.85%
                                                                             --------------    ------------
                                                                                  607,795           3.09%
                                                                             --------------    ------------

         Total common stocks (cost - $16,192,666)                              16,214,799          82.35%
                                                                             --------------    ------------

American Depository Receipts
----------------------------

    Germany
       Technology (cost - $95,873)                                                 95,228           0.48%
                                                                             --------------    ------------

    Mexico
       Services
         Grupo Televisa SA de CV (cost - $236,150)             3,967              240,004           1.22%
                                                                             --------------    ------------

    Switzerland
       Healthcare (cost - $48,233)                                                 49,832           0.25%
                                                                             --------------    ------------

    United Kingdom
       Financial (cost - $149,617)                                                152,571           0.77%
       Healthcare
         AstraZeneca PLC (cost - $327,588)                     8,962              326,127           1.66%
       Utilities (cost - $78,642)                                                  81,608           0.42%
                                                                             --------------    ------------
                                                                                  560,306           2.85%
                                                                             --------------    ------------

         Total American depository receipts (cost - $936,103)                     945,370           4.80%
                                                                             --------------    ------------
         Total investment securities (cost - $17,128,769)                    $ 17,160,169          87.15%
                                                                             ==============    ============

UNITED STATES GOVERNMENT SECURITIES
-----------------------------------

                   Maturity                                                                 % of Net
  Face Value         Date      Description                                 Value          Asset Value
  ----------         ----      -----------                                 -----          -----------

  $6,200,000      03/03/2005   U.S. Treasury Bills
                               (cost, including accrued interest -
                               $6,177,461)                                $6,177,461         31.37%
                                                                          ==========         ======

                                   (See accompanying notes)

  -----------------------------
  * - Non-income producing security.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
               SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
                               December 31, 2004
               -------------------------------------------------


FUTURES CONTRACTS PURCHASED
---------------------------

                                                                                                           % of Net
                  Description                                                                 Value      Asset Value
                  -----------                                                                 -----      -----------

                  Energy                                                                   $    (42,636)    (0.22)%
                  Metals                                                                          4,813      0.03%
                  Stock index                                                                    42,555      0.22%
                  Short-term interest rates                                                         363      0.00%
                  Long-term interest rates                                                       37,894      0.19%
                                                                                           ------------      -----
                  Net unrealized gain on futures contracts purchased                       $     42,989      0.22%
                                                                                           ------------      -----

FUTURES CONTRACTS SOLD
----------------------
                                                                                                           % of Net
                  Description                                                                 Value      Asset Value
                  -----------                                                                 -----      -----------

                  Short-term interest rates                                                $      7,173      0.03%
                  Long-term interest rates                                                         (260)     0.00%
                                                                                           ------------      -----
                  Net unrealized gain on futures contracts sold                                   6,913      0.03%
                                                                                           ------------      -----
                  Net unrealized gain on futures contracts                                 $     49,902      0.25%
                                                                                           ============      =====



FORWARD CURRENCY CONTRACTS PURCHASED
------------------------------------


                                            Notional Contract                                Unrealized     % of Net
       Counterparty              Date            Amount           Currency      Buy/Sell    Gain/(Loss)   Asset Value
-----------------------------------------------------------------------------------------------------------------------
ABN AMRO                     03/16/05         22,018,750        Euro          Buy           $  415,960        2.11 %
                                                                Other                          122,848        0.63 %
                                                                                            -----------       ------
                     Net unrealized gain on forward currency contracts purchased            $  538,808        2.74 %
                                                                                            -----------       ------



FORWARD CURRENCY CONTRACTS SOLD
-------------------------------


                                            Notional Contract                                Unrealized     % of Net
       Counterparty              Date            Amount           Currency      Buy/Sell    Gain/(Loss)   Asset Value
-----------------------------------------------------------------------------------------------------------------------
ABN AMRO                     03/16/05        (25,723,750)       Euro           Sell         $ (597,577)      (3.04)%
ABN AMRO                     03/16/05      (1,546,445,071)      Japanese Yen   Sell           (201,604)      (1.02)%
                                                                Other                         (149,109)      (0.76)%
                                                                                            -----------      -------

                     Net unrealized (loss) on forward currency contracts sold               $ (948,290)      (4.82)%
                                                                                            -----------      -------
                     Net unrealized (loss) on forward currency contracts                    $ (409,482)      (2.08)%
                                                                                            ===========      =======

                                   (See accompanying notes)

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
               SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
                               December 31, 2004
               -------------------------------------------------

INVESTMENT SECURITIES SOLD SHORT
--------------------------------

                                                                                         % of Net
        Common Stocks (United States)                         Shares         Value      Asset Value
        -----------------------------                         ------         -----      -----------
          Basic Materials
              Bowater Inc.                                     6,123      $   269,228       1.37%
              E.I. DuPont De Nemours                           5,418          265,753       1.35%
              Other                                                           708,811       3.59%
                                                                          -------------  ------------
                                                                            1,243,792       6.31%
                                                                          -------------  ------------
          Capital Goods
              Toll Brothers Inc. **                            3,404          233,548       1.19%
              Other                                                           156,020       0.79%
                                                                          -------------  ------------
                                                                              389,568       1.98%
                                                                          -------------  ------------

          Conglomerates                                                       190,152       0.97%
                                                                          -------------  ------------

          Consumer, Cyclical
              Ingersoll-Rand Co. Ltd.                          2,919          234,396       1.19%
              Lear Corp.                                       3,364          205,238       1.04%
              Other                                                           547,468       2.78%
                                                                          -------------  ------------
                                                                              987,102       5.01%
                                                                          -------------  ------------
          Consumer, Non-cyclical
              General Mills Inc.                               5,197          258,343       1.31%
              Other                                                           684,352       3.48%
                                                                          -------------  ------------
                                                                              942,695       4.79%
                                                                          -------------  ------------
          Energy
              Cooper Cameron Corp. **                          4,733          254,683       1.29%
              Helmerich & Payne Inc.                           6,687          227,625       1.16%
              Pioneer Natural Resources Co.                    7,291          255,914       1.30%
              Pogo Producing Co.                               4,049          196,336       1.00%
              Tidewater Inc.                                   7,472          266,078       1.35%
              Other                                                           233,069       1.18%
                                                                          -------------  ------------
                                                                            1,433,705       7.28%
                                                                          -------------  ------------
          Financial
              A.G. Edwards Inc.                                6,222          268,853       1.37%
              Eaton Vance Corp.                                4,290          223,724       1.14%
              Marsh & McLennan Companies Inc.                  7,855          258,430       1.31%
              PNC Financial Services Group Inc.                4,089          234,872       1.19%
              SunTrust Banks Inc.                              2,780          205,386       1.04%
              Washington Mutual Inc.                           4,733          200,111       1.02%
              Other                                                           874,250       4.44%
                                                                          -------------  ------------
                                                                            2,265,626      11.51%
                                                                          -------------  ------------
          Healthcare
              Barr Pharmaceuticals Inc. **                     5,519          251,335       1.28%
              ICOS Corp. **                                    9,164          259,158       1.32%
              Pacificare Health Systems Inc. **                4,069          229,980       1.17%
              Watson Pharmaceuticals Inc. **                   8,057          264,350       1.34%
              Other                                                           686,437       3.48%
                                                                          -------------  ------------
                                                                            1,691,260       8.59%
                                                                          -------------  ------------

                                   (See accompanying notes)

        ------------------
         ** - Security did not pay a dividend during the previous twelve months.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
               SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
                               December 31, 2004
               -------------------------------------------------


INVESTMENT SECURITIES SOLD SHORT (Continued)
--------------------------------------------

                                                                                                               % of Net
        Common Stocks (United States) (Continued)                              Shares           Value        Asset Value
        -----------------------------------------                              ------           -----        -----------
           Services
                 Amazon.com Inc. **                                             5,297      $    234,604          1.19%
                 IAC/InterActiveCorp. **                                        7,310           201,902          1.03%
                 Interpublic Group of Companies Inc. **                        18,771           251,531          1.28%
                 Supervalu Inc.                                                 6,021           207,845          1.06%
                 Sysco Corp.                                                    5,297           202,186          1.03%
                 United Dominion Realty Trust Inc.                              8,902           220,770          1.12%
                 Utstarcom Inc. **                                             11,863           262,765          1.33%
                 Westwood One Inc. **                                           9,948           267,900          1.36%
                 Other                                                                        1,629,018          8.27%
                                                                                           --------------    ------------
                                                                                              3,478,521         17.67%
                                                                                           --------------    ------------
           Technology
                 Sybase Inc. **                                                10,010           199,700          1.01%
                 Synopsys Inc. **                                              10,957           214,209          1.09%
                 Other                                                                        1,848,254          9.38%
                                                                                           --------------    ------------
                                                                                              2,262,163         11.48%
                                                                                           --------------    ------------

           Transportation                                                                       129,979          0.66%
                                                                                           --------------    ------------

           Utilities
                 FPL Group Inc.                                                 3,545           264,989          1.35%
                 NiSource Inc.                                                 11,380           259,236          1.32%
                 Progress Energy Inc.                                           5,881           266,056          1.35%
                 Other                                                                          195,733          0.99%
                                                                                           --------------    ------------
                                                                                                986,014          5.01%
                                                                                           --------------    ------------

                 Total common stocks sold short (proceeds - $15,373,801)                     16,000,577         81.26%
                                                                                           --------------    ------------

        American Depository Receipts
        ----------------------------

           Brazil
                 Services (proceeds - $274,359)                                                 282,346          1.43%

           Israel
                 Healthcare
                      Teva Pharmaceutical Industries, Ltd. (proceeds -          6,969           208,094          1.06%
                      $199,383)                                                            --------------    ------------


           Mexico
                 Capital Goods
                      Cemex SA de CV  (proceeds - $245,915)                     7,372           268,488          1.36%
                 Services (proceeds - $104,121)                                                 104,192          0.53%
                                                                                           --------------    ------------
                                                                                                372,680          1.89%
                                                                                           --------------    ------------
           Spain
                 Energy (proceeds - $106,759)                                                   108,289          0.55%
                                                                                           --------------    ------------

           United Kingdom
                 Energy (proceeds - $147,560)                                                   151,167          0.77%
                                                                                           --------------    ------------

                      Total American depository receipts (proceeds -                          1,122,576          5.70%
                          $1,078,097)                                                      --------------    ------------

                      Total investment securities sold short (proceeds -                   $ 17,123,153         86.96%
                          $16,451,898)                                                     ==============    ============

                                   (See accompanying notes)


         -----------------------------
         ** - Security did not pay a dividend during the previous twelve months.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                            STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 2004
                               --------------


INVESTMENT INCOME
     Dividend (net of foreign withholding taxes of $668)                                   $    131,718
     Interest                                                                                   170,811
                                                                                           --------------

         Total investment income                                                                302,529
                                                                                           --------------

EXPENSES
     Sales fee                                                                                  269,106
     Trading management fee                                                                     269,106
     Performance fee                                                                            237,538
     Dividends on securities sold short                                                         134,464
     Stock loan fees                                                                             64,086
     Professional fees                                                                           20,714
     Miscellaneous                                                                                3,346
                                                                                           --------------

         Total expenses                                                                         998,360
                                                                                           --------------

         Net investment loss                                                                   (695,831)
                                                                                           --------------

REALIZED AND UNREALIZED GAIN (LOSS)
FROM INVESTMENTS
     Net realized gain from investments:
         Investment securities trading, net                                                   2,644,445
         (Loss) on investment securities sold short                                            (692,317)
         Futures trading, net                                                                   897,177
         Forwards trading, net                                                                  491,187
                                                                                           --------------

                                                                                              3,340,492
                                                                                           --------------

     Net change in unrealized appreciation (depreciation) of investments:
         Investment securities trading                                                          (40,010)
         (Loss) on investment securities sold short                                            (402,435)
         Futures trading                                                                        (39,836)
         Forwards trading                                                                      (739,503)
                                                                                           --------------

                                                                                             (1,221,784)
                                                                                           --------------

     Net realized and unrealized gain from investments                                        2,118,708
                                                                                           --------------

     Net increase in net assets from operations                                            $  1,422,877
                                                                                           ==============

                                   (See accompanying notes)


                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
          STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSETS)
                   For the Year Ended December 31, 2004 and
For the Period November 6, 2003 (commencement of operations) to December 31, 2003
                                ---------------

                                                            Total            Unitholders' Capital (Net Assets)
                                                                             ---------------------------------
                                                           Number       Managing              Other
                                                          of Units       Member             Unitholders        Total
                                                        ------------  ------------       ---------------    -------------
Balances at November 6, 2003
   (commencement of operations)                               0.000   $         0        $         0        $         0
                                                        ------------  ------------       ---------------    -------------
Increase (decrease) in net assets from operations:
     Net investment loss                                                  (200,382)                 0           (200,382)
     Net realized gain from investments                                    506,028                  0            506,028
     Net change in unrealized
        appreciation (depreciation) of
        investments                                                        222,349                  0            222,349
                                                                      ------------       ---------------    -------------

        Increase in net assets from operations                             527,995                  0            527,995
                                                                      ------------       ---------------    -------------

Proceeds from unitholder subscriptions                    10,033.733    10,034,868                  0         10,034,868
                                                        ------------  ------------       ---------------    -------------

Balances at December 31, 2003                             10,033.733    10,562,863                  0         10,562,863
                                                        ------------  ------------       ---------------    -------------

Increase (decrease) in net assets from operations:
     Net investment loss                                                  (639,290)           (56,541)          (695,831)
     Net realized gain from investments                                  2,561,948            778,544          3,340,492
     Net change in unrealized
        appreciation (depreciation) of investments                        (958,881)          (262,903)        (1,221,784)
                                                                      ------------       ---------------    -------------

        Increase in net assets
           resulting  from operations                                      963,777            459,100          1,422,877
                                                                      ------------       ---------------    -------------

Proceeds from unitholder subscriptions                     7,121.952       302,784          7,402,641          7,705,425
                                                        ------------  ------------       ---------------    -------------

Balances at December 31, 2004                             17,155.685  $ 11,829,424        $ 7,861,741        $19,691,165
                                                        ============  ============       ===============    =============

                                   (See accompanying notes)


                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                         NOTES TO FINANCIAL STATEMENTS
                      -----------------------------------

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------------------

         A. General Description of the Fund

            Campbell Multi-Strategy Fund L.L.C. (the Fund) is a Delaware limited liability company which operates as a commodity investment pool and engages in the speculative trading of securities, futures and forward currency contracts. The Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of commodity brokers, securities brokers and interbank market makers through which the Fund trades.

         B. Method of Reporting

            The Fund's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Fund's management.

            For purposes of both financial reporting and calculations of redemption value, Net Asset Value per unit is calculated by dividing Net Assets by the number of outstanding units.

         C. Cash and Cash Equivalents

            Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

         D. Futures and Forward Currency Contracts

            Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Net unrealized gains or losses on open contracts (the difference between contract purchase price and market price) are reflected in the statement of financial condition. The market value of futures contracts is determined by various futures exchanges, and reflects the settlement price for each contract as of the close of business of the last business day of the reporting period. The market value of forward currency contracts is extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

         E. Investment Securities

            Securities listed or quoted on an exchange and national market issues traded in the over-the-counter market are valued at the last reported sales price on the valuation date. Securities not listed or quoted on an exchange are valued at the closing "bid" price for long positions and the closing "asked" price for short positions. Securities transactions are recorded on the trade date. Realized gains and losses from security transactions are determined using the identified cost method. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions are recorded on the accrual basis and are reflected as an adjustment to cost or proceeds at the time of the transaction. Other securities brokerage fees and stock loan fees are recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Interest is recorded on the accrual basis. U.S. government securities are stated at cost plus accrued interest, which approximates market value.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------------------------

         F. Income Taxes

            The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the unitholders their allocable shares of the Fund's income, expenses and trading gains or losses.

         G. Foreign Currency Transactions

            The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.  MANAGING MEMBER AND TRADING ADVISOR
         -----------------------------------

         The Managing Member and Trading Advisor for the Fund is Campbell & Company, Inc. (Campbell & Company), which conducts and manages the business of the Fund. In accordance with the Limited Liability Company Agreement, the Fund pays the Managing Member a monthly management fee of 1/12 of 2% of the Fund's month-end Net Assets (as defined in the Limited Liability Company Agreement) and a quarterly performance fee of 20% of any "New Appreciation" (as defined). During the period from September 1, 2004 through December 31, 2004, the Fund rebated management and performance fees of $119,353 and $0, respectively, back to the unitholders in the form of additional units.

Note 3.  SALES FEE
         ---------

         Members of the Fund have approved a monthly sales fee equal to 1/12 of 2% of Net Assets (as defined). All sales fees earned during the period ended December 31, 2004 were rebated back to the unitholders in the form of additional units.

Note 4.  DEPOSITS WITH COMMODITY BROKER
         ------------------------------

         The Fund deposits funds with a broker, subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Purchases and sales of futures contracts require margin deposits with the commodity broker. Additional margin deposits may be necessary for any loss in contract value. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Fund earns interest income on its assets deposited with the broker.

         The Commodity Exchange Act requires a commodity broker to segregate all customer transactions and assets from such commodity broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the commodity broker's segregation requirements. In the event of a commodity broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

         The market value of securities held to satisfy margin and good faith deposits with the broker and interbank and other market makers at December 31, 2004 was $6,177,461, which equals 31% of Net Asset Value. The cash deposited with interbank and other market makers at December 31, 2004 was $2,961,992, which equals 15% of Net Asset Value. This amount is included in cash and cash equivalents.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 5.  DEPOSITS WITH SECURITY BROKER
         -----------------------------

         The Fund deposits cash and securities with a security broker subject to Securities and Exchange Commission regulations and broker requirements. Margin requirements are satisfied by the deposit of cash and securities with the security broker. The Fund earns interest income on its assets deposited with the security broker and pays stock loan fees on assets borrowed from the security broker.

         Assets on deposit with a security broker are subject to credit risk. In the event of a security broker's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

         The Fund's investment securities, valued at $17,160,169 as of December 31, 2004, also serve as collateral with regard to the Fund's securities sold short. Cash deposited as margin with the security broker at December 31, 2004 was $6,485,368, which equals 33% of Net Asset Value.

Note 6.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
         --------------------------------------------

         Units are offered at the Net Asset Value per Unit on the last day of each month by subscription agreement, subject to acceptance by the Managing Member.

         The Fund is not required to make distributions, but may do so at the sole discretion of the Managing Member. A Unitholder may request and receive redemption of units owned, subject to restrictions in the Limited Liability Company Agreement.

Note 7.  SECURITIES TRANSACTIONS
         -----------------------

         The aggregate cost of purchases and the proceeds from sales of investment securities (excluding U.S. government obligations) for the year ended December 31, 2004 were $327,311,901 and $328,788,966, respectively.

         The U.S. federal income tax basis of the Fund's investments at December 31, 2004 was as follows:

            Investment securities                     $ 17,160,169
            Securities sold short                      (17,123,153)
            United States government securities          6,177,461
            Open forward currency contracts               (410,680)
            Open futures contracts                          30,024

         The U.S. federal income tax basis of the Fund's investments are substantially similar to their fair values under U.S. generally accepted accounting principles as the Fund has made certain tax elections to mark such securities to market value. Net unrealized appreciation for U.S. federal income tax purposes was $21,076 (gross unrealized appreciation was $44,205 and gross unrealized depreciation was $23,129).

Note 8.  TRADING ACTIVITIES AND RELATED RISKS
         ------------------------------------

         The Fund engages in the speculative trading of U.S. and foreign futures contracts and forward currency contracts (collectively, "derivatives"). The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------


Note 8.  TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)
         ------------------------------------------------

         The Fund also engages in the speculative trading of securities which are typically traded on an exchange or in the over-the-counter market. The Fund sells securities not owned at the time of sale (a "short sale"). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose the Fund to potentially unlimited liability as the Fund's ultimate obligation to purchase a security sold short may exceed the amount recorded in the statement of financial condition.

         The Fund also trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

         The Fund has a substantial portion of its assets on deposit with financial institutions in connection with its trading of forward currency contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short.

         The Trading Advisor has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, redemptions received.

         As of December 31, 2004, all of the Fund's open futures and forwards contracts mature within one year.

Note 9.  GUARANTEES
         ----------

         In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   -----------------------------------------


Note 10. FINANCIAL HIGHLIGHTS
         --------------------

         The following information presents per unit operating performance data and other supplemental financial data for the year ended December 31, 2004 and for the period November 6, 2003 (commencement of operations) to December 31, 2003. This information has been derived from information presented in the financial statements.

Per Unit Performance
(for a unit outstanding throughout the entire period)
-----------------------------------------------------

                                                                            For the Year Ended      For the Period Ended
                                                                             December 31, 2004        December 31, 2003
                                                                             -----------------      -------------------

Net asset value per unit at beginning of period                               $    1,052.74         $    1,000.00
                                                                             -----------------      ------------------

Income (loss) from operations:
     Net realized and unrealized gain on investment transactions (1)                 152.88                72.76
     Net investment loss (1)                                                         (57.83)              (20.02)
                                                                             -----------------      ------------------
         Total from investment operations                                             95.05                52.74
                                                                             -----------------      ------------------

Net asset value per unit at end of period                                     $    1,147.79         $    1,052.74
                                                                             =================      ==================

Total Return (2)                                                                       9.03%                5.27%
                                                                             =================      ==================
Supplemental Data

Net Assets at the end of the period                                           $  19,691,165         $  10,562,863
Ratios to average net asset value:
     Expenses prior to performance fee (3)                                            (5.54)%              (5.80)%
     Performance fee (4)                                                              (1.73)%              (1.25)%
                                                                             -----------------      ------------------

         Total expenses                                                               (7.27)%              (7.05)%
                                                                             =================      ==================

     Net investment loss (3), (5)                                                     (3.34)%              (4.23)%
                                                                             =================      ==================

Portfolio turnover rate (3), (6)                                                       1,849%               1,892%
                                                                             =================      ==================

Average commission rate per share (7)                                         $        0.0049             $ 0.0045
                                                                             =================      ==================


Total returns are calculated based on the change in value of a unit during the period. An individual member's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

-----------------
(1) Net investment loss per unit is calculated as net investment loss divided by the average number of units outstanding during the period. Net realized and unrealized gain on investment transactions is a balancing amount necessary to reconcile the change in net assets with the other per unit information.
(2) Not annualized for the period November 6, 2003 (commencement of operations) to December 31, 2003.
(3) Annualized for the period November 6, 2003 (commencement of operations) to December 31, 2003.
(4)  Not annualized.
(5)  Excludes performance fee.
(6)  Applies only to the equities portion of the portfolio.
(7) Average commission rate paid is calculated by dividing commissions paid by total shares purchased and sold.

                      CAMPBELL MULTI-STRATEGY FUND L.L.C.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------


Note 11. SUBSEQUENT EVENTS
         -----------------

         As of February 28, 2005, all unitholders other than the Managing Member completely redeemed from the Fund. The total number of units withdrawn at this time was 7,084.380 units with a value of $8,357,373. On May 31, 2005, the Managing Member made an additional investment in the Fund of $11,059,931 for 8,787.697 units.

         On June 28, 2005, the Fund was converted to a statutory trust under the laws of the state of Delaware and changed its name to The Campbell Multi-Strategy Trust.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                      STATEMENT OF ASSETS AND LIABILITIES
                                 June 30, 2005
                                  (Unaudited)
                                ---------------

ASSETS

    Equity in commodity broker trading account
       Cash                                                                  $  8,420,806
       Unrealized gain on open futures contracts                                  267,341

       United States government securities                                      5,336,080
                                                                            -------------
              Deposits with commodity broker                                   14,024,227


    Investment securities at value (cost - $12,505,694)                        12,391,969
    Cash deposits with securities broker                                        7,464,636
    Receivable for securities sold                                              3,439,434
    Cash and cash equivalents                                                   1,348,070
    United States government securities                                         1,994,906
    Unrealized gain on open forward currency contracts                            622,571
    Interest and dividends receivable                                              21,456
                                                                          ---------------

                 Total assets                                                  41,307,269
                                                                              -----------

LIABILITIES
    Securities sold short at value (proceeds - $12,045,880)                   $12,368,571
    Payable for securities purchased                                            3,458,382
    Accounts payable                                                                9,397
    Commissions and other trading fees
       on open futures and forward currency contracts                               2,055
       Securities brokerage fees                                                    6,078
       Dividends payable                                                           10,367
                                                                          ---------------

              Total liabilities                                                15,854,850
                                                                             ------------

NET ASSETS                                                                    $25,452,419
                                                                              ===========

SHAREHOLDER'S CAPITAL (Net Assets)
       19,726.877 shares outstanding
          at June 30, 2005                                                     25,452,419
                                                                             ------------

              Total shareholder's capital (Net Assets)
                 (equivalent to $1,290.24 per share based
                 on 19,726.877 shares outstanding)                            $25,452,419
                                                                              ===========


                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                     SCHEDULE OF INVESTMENTS IN SECURITIES
                                 June 30, 2005
                                  (Unaudited)
                                ---------------

INVESTMENT SECURITIES
---------------------

                                                                                              % of Net
       Common Stocks (United States)                        Shares              Value         Asset Value
       ------------------------------                       ------              -----         -----------

        Basic Materials                                                      $ 340,820           1.34 %
                                                                             ------------     ------------

        Communications
           Comcast Corp. Class A                            12,879             394,999           1.55 %
           QUALCOMM Inc.                                     8,159             269,329           1.06 %
           Walt Disney Company                              16,587             417,661           1.64 %
           Other                                                               994,146           3.91 %
                                                                             ------------     ------------
                                                                             2,076,135           8.16%
                                                                             ------------     ------------

        Consumer, Cyclical
           Limited Brands Inc.                               7,300             156,366           0.61 %
           McDonalds Corporation                            10,569             293,290           1.15 %
           Polaris Industries Inc.                           3,462             186,948           0.73 %
           Starwood Hotels & Resorts Worldwide Inc.          2,206             129,205           0.51 %
           Other                                                               657,833           2.59 %
                                                                            -------------     ------------
                                                                             1,423,642           5.59%
                                                                            -------------     ------------

        Consumer, Non-cyclical
           Becton Dickinson & Co.                            5,135             269,433           1.06 %
           Biogen Idec Inc. *                                4,412             151,993           0.60 %
           CR Bard Inc.                                      1,996             132,754           0.52 %
           Cephalon Inc. *                                   3,269             130,106           0.51 %
           Clorox Co.                                        6,155             342,957           1.35 %
           UST Inc.                                          5,290             241,541           0.95 %
           Other                                                             1,302,685           5.11 %
                                                                            -------------     ------------
                                                                             2,571,469          10.10 %
                                                                            -------------     ------------
        Energy
           Exxon Mobil Corp.                                 4,845             278,442           1.10 %
           Kerr-McGee Corp.                                  2,375             181,236           0.71 %
           Massey Energy Co.                                 3,392             127,946           0.50 %
           Other                                                               175,601           0.69 %
                                                                            -------------     ------------
                                                                               763,225           3.00 %
                                                                            -------------     ------------

        Financial                                                              765,804           3.01 %
                                                                            -------------     ------------
        Industrial
           Burlington Northern Santa Fe                      4,548             214,120           0.84 %
           Commerical Metals Co.                             5,178             123,340           0.48 %
           General Electric Co.                              7,063             244,733           0.96 %
           Ingersoll-Rand Co. Class A                        3,040             216,906           0.85 %
           Masco Corp                                        5,403             171,599           0.67 %
           Other                                                               842,488           3.32 %
                                                                            ------------     ------------
                                                                             1,813,186           7.12 %
                                                                            ------------     ------------
        Technology
           ATI Technologies Inc. *                          13,188             156,278           0.61 %
           Adobe Systems Inc.                                5,914             169,200           0.66 %
           Automatic Data Processing Inc.                    2,997             125,784           0.49 %
           Mercury Interactive Corp. *                       4,557             174,807           0.69 %
           Other                                                               767,960           3.03 %
                                                                            ------------     ------------
                                                                             1,394,029           5.48 %
                                                                            ------------     ------------
        Utilities
           AES Corp. *                                       7,910             129,566           0.51 %
           Dominion Resources Inc.                           2,805             205,859           0.81 %
           Duke Energy Co.                                   6,674             198,418           0.78 %
           Other                                                               150,236           0.59 %
                                                                            ------------     ------------
                                                                               684,079           2.69 %
                                                                            ------------     ------------
             Total common stocks (cost - $11,941,648)                       11,832,389          46.49 %
                                                                            ============     ============

         -----------------------------
         * - Non-income producing security.



                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                     SCHEDULE OF INVESTMENTS IN SECURITIES
                                 June 30, 2005
                                  (Unaudited)
                                ---------------



INVESTMENT SECURITIES (Continued)
---------------------------------

                                                                                                % of Net
                                                                                                --------
       American Depository Receipts                         Shares              Value         Asset Value
       ----------------------------                         ------              -----         -----------

              Brazil
                 Basic Materials (cost - $21,942)                             $   21,523         0.08%
                                                                             ------------       -------
              France
                 Financial (cost - $23,608)                                       23,839         0.09%
                                                                             ------------       -------
              Germany
                 Communications (cost - $49,387)                                  49,163         0.19%
                 Industrial (cost - $41,393)                                      41,047         0.16%
                                                                             ------------       -------
                                                                                  90,210         0.35%
                                                                             ------------       -------
             Ireland
                 Consumer, Cyclical (cost - $10,795)                              10,358         0.04%
                                                                             ------------       -------
             Netherlands
                 Financial (cost - $43,549)                                       44,642         0.18%
                 Industrial (cost - $71,285)                                      69,323         0.27%
                                                                             ------------       -------
                                                                                 113,965         0.45%
                                                                             ------------       -------
             Spain
                 Energy (cost - $24,245)                                          24,728         0.10%
                                                                             ------------       -------

             Switzerland
                 Consumer, Non-cyclical (cost - $32,767)                          32,876         0.13%
                 Financial (cost - $38,465)                                       37,731         0.15%
                                                                             ------------       -------
                                                                                  70,607         0.28%
                                                                             ------------       -------
              United Kingdom
                 Communications (cost - $140,199)
                    Vodafone Group PLC                        5,333              129,699         0.51%
                    Other                                                          7,249         0.03%
                 Consumer, Non-cyclical (cost - $41,874)                          41,999         0.17%
                 Financial (cost - $24,537)                                       25,403         0.10%
                                                                            -------------      --------
                                                                                 204,350         0.81%
                                                                            -------------      --------
                     Total American depository receipts (cost - $564,046)        559,580         2.20%
                                                                            -------------      --------
                     Total investment securities (cost - $12,505,694)       $ 12,391,969        48.69%
                                                                            =============      ========


UNITED STATES GOVERNMENT SECURITIES

                   Maturity                                                                        % of Net
   Face Value        Date       Description                                            Value      Asset Value
   ----------      --------     -----------                                            -----      ------------

    $7,350,000    08/04/2005    U.S. Treasury Bills
                                (cost, including accrued interest, - $7,330,986)   $  7,330,986     28.80 %
                                                                                   ============   =========

FUTURES CONTRACTS PURCHASED
---------------------------

                                                                                                   % of Net
                                         Description                                    Value     Asset Value
                                         -----------                                    -----     -----------

                                         Energy                                         $70,377        0.28%
                                         Metals                                           6,425        0.03%
                                         Stock indices                                  (15,990)      (0.06)%
                                         Short-term interest rates                      113,939        0.44%
                                         Long-term interest rates                        89,710        0.35%
                                                                                    ------------  ----------
                               Net unrealized gain on futures contracts purchased   $    264,461       1.04%
                                                                                    ============  ==========

       -----------------------------
       * - Non-income producing security.

                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                     SCHEDULE OF INVESTMENTS IN SECURITIES
                                 June 30, 2005
                                  (Unaudited)
                                ---------------

FUTURES CONTRACTS SOLD
----------------------
                                                                                                               % of Net
                                         Description                                                Value     Asset Value
                                         -----------                                            ------------  ----------
                               Energy                                                           $   2,880        0.01%
                                                                                                ------------  ----------
                               Net unrealized gain on futures contracts sold                    $   2,880        0.01%
                                                                                                ------------  ----------
                               Net unrealized on futures contracts                              $ 267,341        1.05%
                                                                                                ============  ==========

FORWARD CURRENCY CONTRACTS PURCHASED
------------------------------------
                                                                                                Unrealized     % of Net
                                                                                                Gain/(Loss)   Asset Value
                                                                                                ---------------------------
                               Net unrealized (loss) on forward currency contracts purchased    $ (85,245)       (0.33)%
                                                                                                ------------  ----------


FORWARD CURRENCY CONTRACTS SOLD
-------------------------------
                                        Notional                                          Unrealized      % of Net
                                        Contract                                         Gain/(Loss)     Asset Value
   Counterparty         Date             Amount            Currency         Buy/Sell
---------------------------------------------------------------------------------------------------------------------------
ABN AMRO              09/21/05      22,455,000               Euro             Sell      $     383,051       1.51 %
ABN AMRO              09/21/05      1,182,937,848        Japanese Yen         Sell            259,315       1.02 %
                                                            Other                              65,450       0.25 %
                                                                                        -------------   ----------

                               Net unrealized  on forward currency contracts sold       $     707,816       2.78 %
                                                                                        -------------   ----------

                               Net unrealized (loss) on forward currency contracts      $     622,571       2.45 %
                                                                                        =============   ==========


INVESTMENT SECURITIES SOLD SHORT
--------------------------------
                                                                                                                 % of Net
                     Common Stocks (United States)                                Shares           Value       Asset Value
                     -----------------------------                                ------       ------------    -----------
                         Basic Materials                                                       $    397,351      1.56 %
                                                                                               -------------   ---------

                         Communications
                            American Tower Corp. Class A **                        7,997            168,097      0.66 %
                            Scientific Atlanta Inc.                                4,209            140,033      0.55 %
                            Other                                                                   688,773      2.71 %
                                                                                               -------------   ---------
                                                                                                    996,903      3.92 %
                                                                                               -------------   ---------
                         Consumer, Cyclical
                            Best Buy Co. Inc.                                      2,689            184,331      0.72 %
                            Federated Dept Stores Inc.                             1,892            138,646      0.54 %
                            International Game Technology                          4,838            136,190      0.54 %
                            Newell Rubbermaid Inc.                                 7,046            167,977      0.66 %
                            Target Corp.                                           2,522            137,222      0.54 %
                            Other                                                                 1,189,584      4.68 %
                                                                                               -------------   -----------
                                                                                                  1,953,950      7.68 %
                                                                                               -------------   -----------
                         Consumer, Non-cyclical
                            Allergan Inc.                                          3,511            299,278      1.18 %
                            Campbell Soup Co.                                      5,321            163,727      0.64 %
                            Genentech Inc. **                                      1,725            138,483      0.54 %
                            Kellogg Co.                                            3,641            161,806      0.64 %
                            Weight Watchers International Inc. **                  2,800            144,508      0.57 %
                            Other                                                                 1,511,735      5.94%
                                                                                               -------------   -----------
                                                                                                  2,419,537      9.51 %
                                                                                               -------------   -----------


                         Diversified                                                                 10,044      0.04 %
                                                                                               -------------   -----------


         -----------------------------
         ** - Security did not pay a dividend during the previous twelve months.



                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                     SCHEDULE OF INVESTMENTS IN SECURITIES
                                 June 30, 2005
                                  (Unaudited)
                               ---------------

                                                                                                           % of Net
                   Common Stocks (United States) (continued)               Shares              Value     Asset Value
                   -----------------------------------------               ------              -----     -----------

                       Energy
                          Arch Coal Inc.                                     3,684          $  200,667      0.79 %
                          Noble Energy Inc.                                  2,324             175,811      0.69 %
                          Pogo Producing Co.                                 4,308             223,671      0.88 %
                          Other                                                                581,145      2.28 %
                                                                                           -----------   ---------
                                                                                             1,181,294      4.64 %
                                                                                           -----------   ---------
                       Financial
                          AFLAC Inc.                                         4,951             214,279      0.84 %
                          Other                                                              1,257,796      4.94 %
                                                                                           -----------   ---------
                                                                                             1,472,075      5.78 %
                                                                                           -----------   ---------
                       Industrial
                          Vulcan Materials Co.                               1,929             125,366      0.49 %
                          Other                                                              1,245,645      4.90 %
                                                                                           -----------   ---------
                                                                                             1,371,011      5.39 %
                                                                                           -----------   ---------
                       Technology
                          First Data Corp.                                   4,938             198,211      0.78 %
                          Other                                                              1,031,419      4.05 %
                                                                                           -----------   ---------
                                                                                             1,229,630      4.83 %
                                                                                           -----------   ---------
                       Utilities
                          Consolidated Edison Inc.                           3,814             178,648      0.70 %
                          Progress Energy Inc.                               3,931             177,838      0.70 %
                          Xcel Energy Inc.                                   7,089             138,377      0.54 %
                          Other                                                                417,025      1.64 %
                                                                                           -----------   ---------
                                                                                               911,888      3.58 %
                                                                                           -----------   ---------
                            Total common stocks sold short
                                (proceeds - $11,628,590)                                    11,943,683     46.93 %
                                                                                           -----------   ---------


                   American Depository Receipts
                   ----------------------------
                       Brazil
                          Basic Materials (proceeds - $67,409)                                  68,527      0.27 %
                          Communications (proceeds - $46,821)                                   51,334      0.20 %
                                                                                           -----------   ---------
                                                                                               119,861      0.47 %
                                                                                           -----------   ---------

                       China
                          Energy (proceeds - $20,722)                                           22,696      0.08 %
                                                                                           -----------   ---------

                       Germany
                          Technology (proceeds - $43,559)                                       44,729      0.18 %
                                                                                           -----------   ---------

                       Israel
                          Consumer, Non-cyclical (proceeds - $25,883)                           25,037      0.10 %
                                                                                           -----------   ---------

                       Hong Kong
                          Communications (proceeds - $14,345)                                   14,723       0.06 %
                                                                                           -----------   ---------

                       Korea
                          Communications (proceeds - $38,064)                                   36,822       0.14 %
                                                                                           -----------   ---------

                       Spain
                          Consumer, Non-cyclical (proceeds - $50,011)                           52,345       0.21 %
                                                                                           -----------   ---------

                       Taiwan
                          Technology (proceeds - $90,559)                                       88,154       0.35 %
                                                                                           -----------   ---------

                       United Kingdom
                          Consumer, Non-cyclical (proceeds - $9,568)                             9,547       0.03 %
                                                                                           -----------   ---------

                            Total American depository receipts (proceeds - $406,941)           413,914       1.62 %
                                                                                           -----------   ---------

                   Real Estate Investment Trusts
                   -----------------------------
                       United States (proceeds - $10,349)                                       10,974       0.04 %
                                                                                           -----------   ---------

                            Total investment securities sold short
                                (proceeds - $12,045,880)                                   $12,368,571     48.59 %
                                                                                           ===========   =========

                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                            STATEMENT OF OPERATIONS
                    For the Six Months Ended June 30, 2005
                                  (Unaudited)
                                --------------


INVESTMENT INCOME
       Dividend income (net of foreign withholding taxes of $654)                                $      90,704
       Interest income                                                                                 200,867
                                                                                                  ------------

          Total income                                                                                 291,571
                                                                                                  ------------

EXPENSES
       Sales fee                                                                                       174,757
       Trading management fee                                                                          174,757
       Performance fee                                                                                 527,698
       Dividends on securities sold short                                                               86,473
       Stock loan fees                                                                                  30,241
       Professional fees                                                                                11,649
       Miscellaneous                                                                                     1,613
                                                                                                  ------------

          Total expenses                                                                             1,007,188
                                                                                                  ------------

          Net investment loss                                                                         (715,617)
                                                                                                  ------------

REALIZED AND UNREALIZED GAIN FROM INVESTMENTS
       Net realized gain from investments:
       Investment securities trading, net                                                              514,216
       Gain on investment securities sold short                                                         77,433
       Futures trading, net                                                                            617,041
       Forwards trading, net                                                                            41,949
                                                                                                  ------------
                                                                                                     1,250,639
                                                                                                  ------------
Net change in unrealized appreciation (depreciation) of investments:
       Investment securities trading                                                                  (145,125)
       Gain on investment securities sold short                                                        348,564
       Futures trading                                                                                 217,439
       Forwards trading                                                                              1,032,054
                                                                                                  ------------
                                                                                                     1,452,932
                                                                                                  ------------
       Net realized and unrealized gain from investments                                             2,703,571
                                                                                                  ------------
       Net increase in net assets from operations                                                   $1,987,954
                                                                                                  ============



                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
          STATEMENTS OF CHANGES IN SHAREHOLDERS' CAPITAL (NET ASSETS)
              For the Six Months Ended June 30, 2005 (Unaudited)
                and the Year Ended December 31, 2004 (Audited)
                                ---------------


                                            Total                        Shareholders' Capital (Net Assets)
                                          Number of      -------------------------------------------------------------------------
                                          Units/           Managing                              Other
                                          Shares            Member         Shareholder        Unitholders         Total
                                          ------            ------         -----------        -----------         -----
Balances at December 31, 2003             10,033.733      $10,562,863        $      0         $        0       $ 10,562,863
                                          ----------      -----------        --------         ----------       ------------


Increase (decrease) in net assets
  from operations:
        Net investment loss                                  (639,290)              0            (56,541)          (695,831)
        Net realized gain from investments                  2,561,948               0            778,544          3,340,492
        Net change in unrealized
            appreciation (depreciation)
            of investments                                   (958,881)              0           (262,903)        (1,221,784)
                                                          -----------        --------         ----------       ------------

                Increase in net assets from
                    operations                                963,777               0            459,100          1,422,877
                                                          -----------        --------         ----------       ------------

Proceeds from unitholder subscriptions     7,121.952          302,784               0          7,402,641          7,705,425
                                          ----------      -----------        --------         ----------       ------------

Balances at                               17,155.685       11,829,424               0          7,861,741         19,691,165
    December 31, 2004                     ----------      -----------        --------         ----------       ------------

Increase (decrease) in net assets from operations:
        Net investment loss                                  (659,033)              0            (56,584)          (715,617)
        Net realized gain from investments                  1,235,422               0             15,217          1,250,639
        Net change in unrealized appreciation
          (depreciation) of investments                     1,190,531               0            262,401          1,452,932
                                                          -----------        --------         ----------       ------------

                Increase in net assets resulting
                    from operations                         1,766,920               0            221,034          1,987,954
                                                          -----------        --------         ----------       ------------

Capital transactions:
        Proceeds from shareholder
            subscriptions                 9,655.572        11,856,075               0            274,598         12,130,673
        Payments for shareholder
            redemptions                  (7,084.380)                0               0         (8,357,373)        (8,357,373)
        Transfer of Managing Member
            units to shares of Trust                      (25,452,419)     25,452,419
                                        ------------       -----------     -----------         ----------       ------------
             Total capital transactions   2,571.192       (13,596,344)     25,452,419         (8,082,775)         3,773,300
                                        -------------      -----------     -----------         ----------       ------------

Balances at
    June 30, 2005                        19,726.877        $        0     $25,452,419          $       0        $25,452,419
                                         ==========        ==========     ===========          =========        ===========





                            See accompanying notes.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                         NOTES TO FINANCIAL STATEMENTS
                                ---------------



Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           -----------------------------------------------------------

           A.     General Description of the Trust

                  The Campbell Multi-Strategy Trust (the Trust) was converted to a statutory trust under the laws of Delaware on June 28, 2005. The Trust is the successor entity to the Campbell Multi-Strategy Fund L.L.C., which began trading on November 6, 2003. As of the date of the conversion, Campbell & Company, Inc. (CCI) was the sole unitholder of Campbell Multi-Strategy Fund L.L.C. Each of CCI's units outstanding in Campbell Multi-Strategy Fund L.L.C. was exchanged for one share of The Campbell Multi-Strategy Trust.

                  The Trust engages in the speculative trading of securities, futures and forward currency contracts. The Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of commodity brokers, securities brokers and interbank market makers through which the Trust trades.

           B.     Method of Reporting

                  The Trust's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Trust's management.

                  For purposes of both financial reporting and calculations of redemption value, Net Asset Value per share is calculated by dividing Net Assets by the number of outstanding shares.

           C.     Cash and Cash Equivalents

                  Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

           D.     Futures and Forward Currency Contracts

                  Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Net unrealized gains or losses on open contracts (the difference between contract purchase price and market price) are reflected in the statement of financial condition. The market value of futures contracts is determined by various futures exchanges, and reflects the settlement price for each contract as of the close of business of the last business day of the reporting period. The market value of forward currency contracts is extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)
           -----------------------------------------------------------

           E.     Investment Securities

                  Securities listed or quoted on an exchange and national market issues traded in the over-the-counter market are valued at the last reported sales price on the valuation date. Securities not listed or quoted on an exchange are valued at the closing "bid" price for long positions and the closing "asked" price for short positions. Securities transactions are recorded on the trade date. Realized gains and losses from security transactions are determined using the identified cost method. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions are recorded on the accrual basis and are reflected as an adjustment to cost or proceeds at the time of the transaction. Other securities brokerage fees and stock loan fees are recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Interest is recorded on the accrual basis. U.S. government securities are stated at cost plus accrued interest, which approximates market value.

           F.     Income Taxes

                  The Trust prepares calendar year U.S. and applicable state information tax returns and reports to the shareholders their allocable shares of the Trust's income, expenses and trading gains or losses.

           G.     Foreign Currency Transactions

                  The Trust's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note 2.    TRADING ADVISOR
           ---------------

           The Trading Advisor for and sole shareholder of the Trust is Campbell & Company, Inc. In accordance with the Amended and Restated Agreement and Declaration of Trust, the Trust pays the Trading Advisor a monthly management fee of 1/12 of 2% of the Trust's month-end Net Assets (as defined in the Amended and Restated Agreement and Declaration of Trust) and a quarterly performance fee of 20% of any "New Appreciation" (as defined). During the six months ended June 30, 2005, the Trust rebated management and performance fees of $174,757 and $527,698, respectively, back to the shareholders in the form of additional shares.

Note 3.    SALES FEE
           ---------

           Shareholders of the Trust have approved a monthly sales fee equal to 1/12 of 2% of Net Assets (as defined). All sales fees earned during the period ended June 30, 2005 were rebated back to the shareholders in the form of additional shares.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 4.    DEPOSITS WITH COMMODITY BROKER
           ------------------------------

           The Trust deposits funds with a broker, subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Purchases and sales of futures contracts require margin deposits with the commodity broker. Additional margin deposits may be necessary for any loss in contract value. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust earns interest income on its assets deposited with the broker.

           The Commodity Exchange Act requires a commodity broker to segregate all customer transactions and assets from such commodity broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the commodity broker's segregation requirements. In the event of a commodity broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

           The market value of securities held to satisfy margin and good faith deposits with the broker and interbank and other market makers at June 30, 2005 was $7,330,986, which equals 29% of Net Asset Value. The cash deposited with interbank and other market makers at June 30, 2005 was $1,287,921, which equals 5% of Net Asset Value. This amount is included in cash and cash equivalents.

Note 5.    DEPOSITS WITH SECURITY BROKER
           -----------------------------

           The Trust deposits cash and securities with a security broker subject to Securities and Exchange Commission regulations and broker requirements. Margin requirements are satisfied by the deposit of cash and securities with the security broker. The Trust earns interest income on its assets deposited with the security broker and pays stock loan fees on assets borrowed from the security broker.

           Assets on deposit with a security broker are subject to credit risk. In the event of a security broker's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

           The Trust's investment securities, valued at $12,391,969 as of June 30, 2005, also serve as collateral with regard to the Trust's securities sold short. Cash deposited as margin with the security broker at June 30, 2005 was $7,464,636, which equals 29% of Net Asset Value.

Note 6.    SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
           --------------------------------------------

           Shares are offered at the Net Asset Value per Share on the last day of each month by subscription agreement, subject to acceptance by the Board of Trustees of the Trust.

           The Trust is not required to make distributions, but may do so at the sole discretion of the Board of Trustees. A Shareholder may request and receive redemption of shares owned, subject to restrictions in the Amended and Restated Agreement and Declaration of Trust.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 7.    SECURITIES TRANSACTIONS

           The aggregate cost of purchases and the proceeds from sales of investment securities (excluding U.S. government obligations) for the period ended June 30, 2005 were $199,620,969 and $200,428,903, respectively.

           The U.S. federal income tax basis of the Trust's investments at June 30, 2005 was as follows:

                  Investment securities                        12,391,969
                  Securities sold short                       (12,368,571)
                  United States government securities           7,330,986
                  Open forward currency contracts                 610,594
                  Open futures contracts                           20,862

           The U.S. federal income tax basis of the Trust's investments are substantially similar to their fair values under U.S. generally accepted accounting principles as the Trust has made certain tax elections to mark such securities to market value. Net unrealized appreciation for federal income tax purposes was $258,457 (gross unrealized appreciation was $266,872 and gross unrealized depreciation was $8,415).

Note 8.    TRADING ACTIVITIES AND RELATED RISKS
           ------------------------------------

           The Trust engages in the speculative trading of U.S. and foreign futures contracts and forward currency contracts (collectively, "derivatives"). The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

           The Trust also engages in the speculative trading of securities which are typically traded on an exchange or in the over-the-counter market. The Trust sells securities not owned at the time of sale (a "short sale"). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose the Trust to potentially unlimited liability as the Trust's ultimate obligation to purchase a security sold short may exceed the amount recorded in the statement of financial condition.

           The Trust also trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

           The Trust has a substantial portion of its assets on deposit with financial institutions in connection with its trading of forward currency contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

           For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 8.    TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)
           ------------------------------------------------

           The Trading Advisor has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Shareholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, redemptions received.

           All open futures and forward contracts mature within one year.

Note 9.    GUARANTEES
           ----------

           In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trust's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.

                       THE CAMPBELL MULTI-STRATEGY TRUST
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ---------------

Note 10.   FINANCIAL HIGHLIGHTS
           --------------------

           The following information presents per share operating performance data and other supplemental financial data for the period November 6, 2003 (commencement of operations) through December 31, 2003, the year ended December 31, 2004 and the six months ended June 30, 2005. This information has been derived from information presented in the financial statements.

          Per Share Performance
          (for a share outstanding throughout the entire period)
          ------------------------------------------------------

                                                                  For the Period Ended    For the Year Ended   For the Period Ended
                                                                     June 30, 2005         December 31, 2004     December 31, 2003
                                                                      (Unaudited)              (Audited)              (Audited)
                                                                  --------------------    ------------------   --------------------

          Net asset value per share at beginning of period             $1,147.79               $1,052.74             $1,000.00
                                                                       ---------               ---------             ---------
          Income (loss) from operations:
                 Net realized and unrealized gain on
                    investment transactions (1)                           192.85                  152.88                72.76
                 Net investment loss (1)                                  (50.40)                 (57.83)               (20.02)
                                                                       ---------               ---------             ---------
          Total from investment operations                                142.45                   95.05                 52.74
                                                                       ---------               ---------             ---------


          Net asset value per share at end of period                   $1,290.24               $1,147.79             $1,052.74
                                                                       =========               =========             =========


            Total Return (3)                                               12.41 %                  9.03 %                5.27 %
                                                                         =======                 =======               =======

            Supplemental Data

            Net Assets at the end of the period                      $25,452,419             $19,691,165           $10,562,863

            Ratios to average net asset value:
                 Expenses prior to performance fee (4)                     (5.30)%                 (5.54)%               (5.80)%
                 Performance fee (3)                                       (2.92)%                 (1.73)%               (1.25)%
                                                                         -------                 -------               -------

                       Total expenses                                      (8.22)%                 (7.27)%               (7.05)%
                                                                         =======                 =======               =======

                 Net investment loss (2), (4)                              (2.08)%                 (3.34)%               (3.34)%
                                                                         =======                 =======               =======

            Portfolio turnover rate (4), (5)                               1,553 %                 1,849 %               1,892 %
                                                                           =====                  ======                ======

            Average commission rate paid (6)                             $0.0030                 $0.0049               $0.0045
                                                                         =======                 =======               =======

           Total returns are calculated based on the change in value of a share during the period. An individual member's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

_____________

(1) Net investment loss per share is calculated by dividing the net investment loss by the average number of shares outstanding during the period. Net realized and unrealized gain on investment transactions is a balancing amount necessary to reconcile the change in net asset value with the other per share information.

(2)  Excludes performance fee.

(3)  Not annualized for the periods ended June 30, 2005 and December 31, 2003.

(4) Annualized for the periods November 6, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2005.

(5)  Applies only to the equities portion of the portfolio.

(6) Average commission rate paid is calculated by dividing the commissions by total shares purchased and sold.

                      THE CAMPBELL MULTI-STRATEGY TRUST
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               ---------------

Note 11.   SUBSEQUENT EVENTS
           -----------------

           Effective July 1, 2005, Campbell & Company Investment Adviser LLC was appointed as the Investment Adviser of the Trust replacing Campbell & Company, Inc. as the Trading Advisor.

           Effective August 29, 2005, the Trust was registered under the Investment Company Act of 1940 ("1940 Act") as a closed ended, non-diversified management company. As a registrant of the United States (U.S.) Securities and Exchange Commission, the Trust is subject to the regulatory requirements of the 1940 Act.

                           PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

(1) Financial Statements included in Part A-B

    Campbell Multi-Strategy Fund L.L.C.
    Report of Independent Registered Public Accounting Firm
    Statement of Assets and Liabilities as of December 31, 2004
    Schedule of Investments in Securities as of December 31, 2004
    Statement of Operations for the Year Ended December 31, 2004
    Statements of Changes in Unitholders' Capital (Net Assets) for the Year
             Ended December 31, 2004 and for the Period November 6, 2003 to December 31, 2003
    Notes to Financial Statements


    The Campbell Multi-Strategy Trust (formerly, Campbell Multi-Strategy Fund L.L.C.)
    Statement of Assets and Liabilities as of June 30, 2005 (Unaudited) Schedule of Investments in Securities as of June 30, 2005 (Unaudited) Statement of Operations for the Six Months Ended June 30, 2005 (Unaudited) Statements of Changes in Shareholders' Capital (Net Assets) for the Six
             Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004 (Audited)
    Notes to Financial Statements (Unaudited)


(2) Exhibits


     (a)(1) -- Certificate of Conversion, dated June 28, 2005.*
        (2) -- Certificate of Trust, dated June 28, 2005.*
        (3) -- Second Amended and Restated Agreement and Declaration of Trust, dated December 12, 2005.
     (b)    -- Bylaws of the Registrant. *
     (c)    -- None.
     (d) -- Portions of the Second Amended and Restated Agreement and Declaration of Trust and Bylaws of the Registrant defining the rights of Shareholders in the Registrant.**
     (e)    -- None.
     (f)    -- None.
     (g) -- Form of Investment Advisory Agreement between the Registrant and Campbell & Company Investment Adviser LLC.*
     (h)(1) -- Form of Distribution Agreement between the Registrant and ALPS Distributors, Inc. ***
        (2)    Form of Broker-Dealer Selling Agreement. ***
     (i)    -- None.
     (j)(1) -- Form of Custodian Agreement between the Registrant and Investors Bank & Trust Company. ***
        (2) -- Form of Delegation Agreement between the Registrant and Investors Bank & Trust Company. ***
     (k)    -- None.
     (l)    -- N/A
     (m)    -- None.
     (n)    -- Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
     (o)    -- N/A
     (p)    -- None.
     (q)    -- None.
     (r)(1) -- Code of Ethics.
        (2) -- Code of Ethics for Senior Officers. *


     * Incorporated by reference to the Registrant's Registration Statement on Form N-2, File No. 811-21803, filed with the Commission on August 29, 2005.


     **   Reference is made to Article I, Article III (Sections 2, 3, 4, 6 and
          8), Article IV (Sections 1, 6 and 9), Article V, Article VI (Sections 2 and 3), Article VII, and Article IX (Sections 5 and 10) of the Registrant's Second Amended and Restated Agreement and Declaration of Trust, filed as Exhibit a(3) to the Registration Statement; the Certificate of Trust, filed as Exhibit a(2) to the Registration Statement; and Article III of the Registrant's Bylaws, filed as Exhibit b to the Registration Statement.

     *** Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement, filed with the Commission on November 1, 2005.

Item 26. Marketing Arrangements.

     See Exhibits (h)(1) and (2).

Item 27. Other Expenses of Issuance and Distribution.

     Not Applicable.

Item 28. Persons Controlled by or Under Common Control with the Trust.

     The Registrant does not control and is not under common control with any other person.

Item 29. Number of Holders of Securities


Title of Class                                               Number of Record Holders as of October 1, 2005

Common Units of Beneficial Interest                                                  1


Item 30. Indemnification


     Reference is made to Sections 17(h) and (i) of the Investment Company Act of 1940 (the "1940 Act"), Section 3817 of the Delaware Statutory Trusts Act, Sections 2, 3 and 4 of Article VIII of the Registrant's Second Amended and Restated Agreement and Declaration of Trust (the "Trust Agreement"), Article XI of the Registrant's Bylaws and paragraph 13 of the distribution agreement between the Registrant and the ALPS Distributors, Inc. (the "Distribution Agreement"), which provide for indemnification of the Trustees, officers, employees, agents and principal underwriter of the Trust.


     Article VIII, Section 2 of the Trust Agreement provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Shareholders, or to any other Trustee, officer, employee or agent of the Trust for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, adviser, sub-adviser or principal underwriter of the Trust.

     Article VIII, Section 3 of the Registrant's Trust Agreement provides:

     The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust's request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the Bylaws. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under Section 3 of Article VIII; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

     (1) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

     (2) the Trust shall be insured against losses arising by reason of any lawful advances; or

     (3) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by (a) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or (b) an independent legal counsel in a written opinion.

     As permitted by Article VIII, Section 6, the Registrant may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Article XI of the Registrant's Bylaws provide:

     General Indemnification. Subject to the exceptions noted below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent. The Bylaws define "agent" as any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise.

     Limitation on Indemnification. Section 3 of Article XI of the Registrant's Bylaws states that no indemnification shall be provided to an agent: (1) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or (2) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct: (i) by the court or other body before which the proceeding was brought; (ii) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (a) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (b) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

     Paragraph 13 of the Distribution Agreement provides:

     The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the grounds that the Registration Statement, offering memorandum, shareholder reports or other information filed with any governmental authority or provided by the Trust to the Distributor for dissemination to prospective investors in accordance herewith (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Trust in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by the Trust. In the event the Trust elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

     The Distributor agrees to indemnify and hold harmless the Trust and each of its trustees, directors, officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, alleging (a) any wrongful act of the Distributor or any of its employees or (b) that any sales literature, information, statements or representations used or made by the Distributor or any of its affiliates or employees, or that the Registration Statement or offering memorandum, included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Trust or any such person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Trust, to its officers and to any controlling person(s) or defendant(s) in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person(s) or defendant(s) in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, officers or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or in connection with the Trust and sale of any of the Shares.

Item 31. Business and Other Connections of Adviser

     Set forth below is a list of each executive officer and member of the Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged for at least the last two fiscal years for his, her or its own account or in the capacity of director, officer, partner or trustee.


                             Position(s)                      Other Substantial Business,
          Name              with Adviser                   Profession, Vocation or Employment
          ----              ------------                   ----------------------------------

Campbell &                    Managing     Registered investment adviser providing portfolio management for
Company, Inc.                  Member      businesses or institutional clients other than investment companies;
                                           Registered commodity trading adviser and commodity pool operator.

Bruce L. Cleland               Chief       Chief Executive Officer of Campbell & Company since 1997, President
                             Executive     and Director thereof since 1994; Trustee, Chief Executive Officer and
                            Officer and    President of the Registrant since 2005.
                             President

Theresa D. Becks            Treasurer,     Chief Financial Officer and Treasurer of Campbell & Company since
                               Chief       1992, Secretary and Director thereof since 1994; Treasurer, Chief
                             Financial     Financial Officer and Assistant Secretary of the Registrant since 2005.
                            Officer and
                             Assistant
                             Secretary

Thomas P. Lloyd             Secretary,     General Counsel and Executive Vice President-Legal and Compliance of
                               Chief       Campbell & Company, Inc., an affiliate of the Adviser and registered
                            Compliance     commodity trading advisor, since September 2005; employed by Deutsche
                            Officer and    Bank Securities Inc. in several positions, including Managing Director
                             Assistant     and head of the legal group for Deutsche Bank Alex Brown, the Private
                             Treasurer     Client Division of DBSI from 1999 to 2005. Secretary, Chief Compliance
                                           Officer and Assistant Treasurer of the Registrant since 2005.

James M. Little           Vice President   Executive Vice President of Campbell & Company since 1990 and Director thereof since 1992; Vice President of the Registrant since 2005.


Item 32. Location of Accounts and Records

     All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, and the rules thereunder, are maintained at the offices of the Registrant, 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204.

Item 33. Management Services.

     Other than as set forth or incorporated by reference in Item 9 of Part A and Items 18 and 20 of Part B, the Registrant is not a party to any management-related service contract.

Item 34. Undertakings.

Not Applicable.

                                  SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Towson, State of Maryland, as of the 7th day of February, 2006.




                                    THE CAMPBELL MULTI-STRATEGY TRUST
                                               (Registrant)



                                    By:      /s/ Bruce L. Cleland
                                        --------------------------------------
                                         Bruce L. Cleland
                                         President

                       SCHEDULE OF EXHIBITS TO FORM N-2

   Exhibit
   Number                          Exhibit
-------------- ---------------------------------------------------------------
(a)(3) Second Amended and Restated Agreement and Declaration of Trust, dated December 12, 2005.
(n)            Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
(r)(1)         Code of Ethics.